LIQUIDITY AGREEMENT, dated as of July 30, 1998, among
METRIS OWNER TRUST, a Delaware business trust (the "Borrower"), the several banks and other financial institutions parties to this Agreement (each, a "Lender") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders.

          The parties hereto hereby agree as follows:

          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, as the case may be.

          "ABR Interest Payment Date" shall have the meaning set forth in Section 2.13(b).

          "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

          "Addendum" shall mean an addendum to this Agreement, substantially in the form of Exhibit B.

          "Administration Agreement" shall mean the
Administration Agreement, substantially in the form of Exhibit C to this Agreement, between the Borrower and the Administrator, as the same may from time to time be amended, supplemented or modified.

          "Administrative Agent" shall mean The Chase Manhattan
Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement, and any successor or assign in such capacity appointed pursuant to Section 9.9.

          "Administrator" shall mean Metris, in its capacity as Administrator under the Administration Agreement, and any successor or assign in such capacity.

          "Administrator Termination Event" shall have the meaning set forth in Section 6(c) of the Administration
Agreement.

          "Aggregate Available Commitments" shall mean, at any time, the aggregate amount of the Available Commitments at such time.

          "Aggregate Commitment" shall mean at any time, the sum of the Commitments at such time of all Lenders (other than, after its Expiry Date, any Non-Extending Lender).

          "Aggregate Principal Receivables" shall have the meaning set forth in Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Agreement" shall mean this Liquidity Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          "Applicable Margin" shall mean, with respect to any LIBOR Loan, (a) on any date when the aggregate principal amount of the Loans (other than Non-Pro Rata Reserve Account Loans) outstanding is less than or equal to 50% of the Aggregate Commitment, a rate per annum equal to 0.4250% and (b) on any date
(i) when the aggregate principal amount of the Loans (other than Non-Pro Rata Reserve Account Loans) outstanding is greater than 50% of the Aggregate Commitment or (ii) on or after the Expiration Date, a rate per annum equal to 0.5500%.

          "Assignment and Acceptance" shall have the meaning set forth in Section 10.6(c).

          "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

          "Basic Documents" shall mean the Series 1998-1
Supplement, the Metris Pooling and Servicing Agreement, the
Master Trust Purchase Agreement and the Series 1998-1 Securities.

          "Benefitted Lender" shall have the meaning set forth in
Section 10.7.

          "Board" shall mean the Board of Governors of the Federal Reserve System (or any successor thereto).

          "Borrower" shall have the meaning set forth in the preamble.

          "Borrowing" shall mean the incurrence of Loans of a single Type on a single date and, for LIBOR Loans, as to which a single Interest Period is in effect.

          "Borrowing Base" shall mean, on any Business Day, the sum of (a) the Series 1998-1 Class A Invested Amount and (b) the excess, if any, of (i) the amount payable to the Series 1998-1 Class A Securityholder pursuant to clause (A) of Section 4.9(a)(i) of the Series 1998-1 Supplement on such Business Day and on each prior Business Day over (ii) the amount which has been paid to the Series 1998-1 Class A Securityholder with respect thereto on such Business Day and on each prior Business Day.

          "Borrowing Date" shall mean any Business Day specified in a notice complying with the requirements of Section 2.3, 2.6 or 2.7(b) as a date on which the Borrower requests the Lenders to make Loans.

          "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close; provided, however, that for purposes of any provision hereof relating to LIBOR Loans, "Business Day" shall mean any such day on which banks in London, New York and Wilmington, Delaware are open for the transaction of international business.

          "C/D Assessment Rate" shall mean for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage" shall mean for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Class A Percentage" shall mean, on any date, the quotient (expressed as a percentage) of (a) the Class A Invested Amount (as defined in the Series 1998-1 Supplement) and (b) the Invested Amount (as defined in the Series 1998-1 Supplement).

          "Closing Date" shall have the meaning set forth in
Section 5.1, which date is July 30, 1998.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning set forth in
Section 4.1 of the Collateral Trust Agreement.

          "Collateral Account" shall have the meaning set forth in Section 5.1 of the Collateral Trust Agreement.

          "Collateral Trust Agreement" shall mean the Collateral Trust Agreement, dated as of July 30, 1998, between the Borrower and the Collateral Trustee, substantially in the form of Exhibit D, as the same may from time to time be amended, supplemented or otherwise modified.

          "Collateral Trustee" shall mean US Bank Trust National
Association, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement and its successors and assigns in such capacity.

          "Commercial Paper" or "Commercial Paper Notes" shall mean any note issued or to be issued by the Borrower pursuant to the Depositary Agreement.

          "Commercial Paper Account" shall have the meaning set forth in Section 2 of the Depositary Agreement.

          "Commercial Paper Agreement" shall mean each agreement between a Commercial Paper Dealer and the Borrower providing for the placement of Commercial Paper Notes, in each case in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified.

          "Commercial Paper Dealer" shall mean, initially, each of Merrill Lynch Money Markets Inc. and NationsBanc Montgomery Securities LLC, and thereafter each Person appointed by the Borrower, with the consent of the Depositary, as its commercial paper dealer.

          "Commercial Paper Deficit" shall have the meaning set forth in Section 2.7(a).

          "Commercial Paper Memorandum" shall mean any information memorandum, credit report or offering memorandum prepared for use by any Commercial Paper Dealer in connection with the offer and sale of the Commercial Paper Notes, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment" shall mean, with respect to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be increased or reduced from time to time in accordance with the terms hereof.

          "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Aggregate Commitment (or, at any time after the Commitments have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CP Advances" shall have the meaning set forth in
Section 2(b) of the Depositary Agreement.

          "Credits Outstanding" means, as of the close of business on any day, (a) the Principal Component of all outstanding Commercial Paper, plus (b) the aggregate principal amount of outstanding Loans and outstanding 364-Day Liquidity Loans, minus (c) all funds then on deposit in the Principal Subaccount, the Reserve Account and the Non-Pro Rata Funding Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

          "Credit Utilization" shall mean the issuance by the Borrower of Commercial Paper or the making of a Revolving Loan by any Lender or the making of any Non-Pro Rata Reserve Account Loan by any Lender (other than (a) the initial Non-Pro Rata Reserve Account Loans of such Lender and (b) any continuation or conversion of a Loan pursuant to Section 2.11).

          "Default" shall mean any of the events specified in
Section 8 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Depositary" shall mean US Bank, N.A., in its capacity as Depositary under the Depositary Agreement, and its successors and assigns in such capacity.

          "Depositary Agreement" shall mean the Depositary Agreement between the Borrower and the Depositary, and substantially in the form of Exhibit E and any replacement Depositary Agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may from time to time be amended, supplemented or otherwise modified.

          "Deposited Funds" shall have the meaning set forth in
Section 5.2 of the Collateral Trust Agreement.

          "Determination Date" shall have the meaning set forth in Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Distribution Date" shall have the meaning set forth in
Section 2 of the Series 1998-1 Supplement.

          "DMCCB" shall mean Direct Merchants Credit Card Bank,
N.A.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "Downgraded Lender" shall mean (a) any Lender that has its commercial paper or short-term deposit rating lowered below A-1 by S&P, P-1 by Moody's or the equivalent rating by any other Rating Agency, or withdrawn by any Rating Agency, and (b) any Lender as to which any Rating Agency has publicly announced that it has placed such rating under review with negative implications.

          "Eligible Assignee" shall mean a Person with commercial paper or short-term deposit ratings from S&P, Moody's and any other Rating Agency which, on the effective date of the proposed assignment, are equal to or higher than those of the ratings assigned by such Rating Agencies to the Commercial Paper.

          "Equity Securities" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, any partnership interest in any partnership or equity interest in any business trust, and any and all warrants or options to purchase any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as the same may from time to time be amended or supplemented.

          "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Event of Default" shall mean any of the events specified in Section 8; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excluded Downgraded Lender" shall mean any Downgraded Lender which either (a) has its commercial paper or short-term deposit rating lowered below A-1 by S&P, P-1 by Moody's, or the equivalent rating by any other Rating Agency, and such Rating Agency has publicly announced that it has placed such rating under review with negative implications, or (b) has its commercial paper or short-term deposit rating lowered below A-2 by S&P, P-2 by Moody's, or the equivalent rating by any other Rating Agency, or withdrawn by any Rating Agency.

          "Exit Percentage" shall mean, with respect to any Non-Extending Lender, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Non-Extending Lender and the denominator of which is the sum of the Commitments of all Non-Extending Lenders that have the same Expiry Date as such Non-Extending Lender.

          "Expiration Date" shall mean the later of (a) the date that is three years after the Closing Date and (b) the last day of any extension of the Expiration Date pursuant to Section 2.22, or, if such day is not a Business Day, the next preceding Business Day, provided, however, that the Expiration Date shall be deemed to have occurred on any earlier date on which the Commitments are terminated pursuant to Section 2.10 or 8.

          "Expiry Date" shall mean, with respect to any Lender, the later of (a) the date that is three years after the Closing Date and (b) the last day of any extension of any Lender's Commitment pursuant to Section 2.22, or if such last day is not a Business Day, the next preceding Business Day, provided, however, that the Expiry Date of such Lender shall be deemed to have occurred on any earlier date on which the Commitments are terminated pursuant to Section 2.10 or 8.

          "Extending Lender" shall mean a Lender other than a Non-Extending Lender.

          "Face Amount" shall mean, with respect to any Commercial Paper Note, (a) if issued on a discount basis, the face amount thereof, or (b) if issued on an interest-bearing basis, the principal amount thereof, together with the aggregate amount of interest thereon to its stated maturity date (in each case including, in any event, Commercial Paper Dealer fees payable in connection with the issuance of such Commercial Paper
Note).

          "Facility Documents" shall mean the collective reference to the Basic Documents and the Program Documents.

          "Facility Fee" shall have the meaning set forth in
Section 2.9.

          "Facility Percentage" shall mean, at any time, the quotient (expressed as a percentage) of (a) the Aggregate
Available Commitments at such time divided by (b) the sum of the Aggregate Available Commitments at such time and the 364-Day
Aggregate Available Commitments at such time.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" of or by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") (or any other obligation of a primary obligor if the anticipated liability of such guarantor shall have been reserved against in the financial statements of such guarantor or quantified in the notes thereto), including third party mortgages or third party security interests, in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor for purposes of enabling the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

          "Indebtedness" shall mean, of any Person at any date,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capitalized leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Interest Accrual Period" shall have the meaning set forth in Section 2 of the Series 1998-1 Supplement.

          "Interest Component" shall mean, with respect to Commercial Paper outstanding at any time, the sum of (a) the portion of the Face Amount of outstanding Commercial Paper issued on a discount basis representing the discount incurred in respect thereof and (b) the amount of interest that would accrue from the date of issuance to the date of maturity in respect of outstanding Commercial Paper issued on an interest-bearing basis (in each case including, in any event, Commercial Paper Dealer fees payable in connection with the issuance of such Commercial Paper).

          "Interest Period" shall mean, with respect to any LIBOR
Loan:

          (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, however, that the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date, or if the Scheduled Termination
     Date shall not be a Business Day, on the immediately preceding Business Day;

          (iii) if the Borrower shall fail to give notice that it wishes a LIBOR Loan to be continued as such as provided above in clause (b), it shall be deemed to have selected a conversion of a LIBOR Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in
     Section 2.11);

          (iv) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (v) notwithstanding anything to the contrary in this definition, any Interest Period that begins on a Distribution Date shall end on a Distribution Date.

          "Interest Reserve Subaccount" shall have the meaning set forth in Section 5.1 of the Collateral Trust Agreement.

          "Lender" shall have the meaning set forth in the preamble.

          "LIBOR Base Rate" shall mean, for any Interest Period, the rate for deposits in Dollars for a period equal to such Interest Period (commencing on the first day of the relevant Interest Period) which appears on Page 3750 of the Dow Jones screen as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Period. If such rate does not appear on Page 3750 of the Dow Jones screen (or otherwise on such service), the rate for such Interest Period will be determined on the basis of the rates at which deposits in Dollars are offered by the Reference Banks (as defined below) at approximately 11:00 A.M., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to such Interest Period (commencing on the first day of such Interest Period) and in an amount comparable to the amount of the relevant Borrowing. The Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M., New York City time, on the first day of such Interest Period for loans in United States dollars to leading European banks for a period equal to such Interest Period (commencing on the first day of such Interest Period) and in an amount comparable to the amount of the relevant Borrowing. As used in this definition, "Reference Banks" means four major banks in the London interbank market selected by the Administrative Agent (with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed).

          "LIBOR Determination Date" shall mean the second
Business Day prior to the commencement of any Interest Period.

          "LIBOR Loan" shall mean each Loan the rate of interest applicable to which is based on a LIBOR Rate.

          "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                        LIBOR Base Rate
            1.00 - Eurocurrency Reserve Requirements

          "LIBOR Tranche" shall mean LIBOR Loans the Interest
Periods with respect to all of which begin on the same date and end on the same later date (whether on not such LIBOR Loans shall have been originally made on the same date).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capitalized lease having substantially the same economic effect as any of the foregoing).

          "Loans" shall have the meaning set forth in
Section 2.1.

          "Majority Lenders" shall mean, at any time, Lenders holding Voting Percentages that aggregate more than 50%.

          "Master Trust Daily Report" shall have the meaning given to the term "Daily Report" set forth in Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Master Trust Investor Certificate" shall have the meaning given to the term "Investor Certificate" set forth in
Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Master Trust Purchase Agreement" shall have the meaning given to the term "Purchase Agreement" set forth in
Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Master Trust Servicer" shall mean DMCCB, in its capacity as Servicer under the Metris Pooling and Servicing
Agreement, and any successor or assign in such capacity.

          "Master Trust Servicer Default" shall have the meaning given to the term "Servicer Default" set forth in Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Master Trust Settlement Statement" shall have the meaning given to the term "Settlement Statement" set forth in
Section 1.1 of the Metris Pooling and Servicing Agreement.

          "Master Trust Trustee" shall mean The Bank of New York
(Delaware), not in its individual capacity but solely as trustee of Metris Master Trust, and any successor or assign in such capacity.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform its obligations under this Agreement or the other Program Documents, or (c) the validity or enforceability of this Agreement or any of the other Facility Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Maximum Aggregate Commitment" shall mean $300,000,000 as such amount may be increased from time to time as provided in
Section 2.8 or reduced or terminated from time to time as provided in Sections 2.5(j), 2.10, 2.22, 2.23 and 8.

          "Metris" shall mean Metris Companies Inc., a Delaware corporation.

          "Metris Master Trust" shall mean the Metris Master
Trust created pursuant to the Metris Pooling and Servicing
Agreement.

          "Metris Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998, among MRI, DMCCB and the Metris Master Trust Trustee, as the same may from time to time be amended, supplemented or otherwise modified; provided, however, that, unless the context otherwise requires, the term "Metris Pooling and Servicing Agreement" shall be deemed not to include any Supplement (as defined in the Metris Pooling and Servicing Agreement) other than the Series 1998-1 Supplement.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successors.

          "MRI" shall mean Metris Receivables, Inc., a Delaware corporation, as Transferor under each of the Metris Pooling and Servicing Agreement and the Series 1998-1 Supplement.

          "Non-Consenting Lender" shall mean any Lender that has not delivered a written consent in connection with a Specified
Consent Request within the time period specified for delivery of such consent pursuant to the documentation governing such Specified Consent Request.

          "Non-Extending Lender" shall have the meaning set forth in Section 2.4.

          "Non-Pro Rata Funding Account" shall have the meaning set forth in Section 5.1 of the Collateral Trust Agreement.

          "Non-Pro Rata Reserve Account Loan" shall have the meaning set forth in Section 2.5.

          "Non-Pro Rata Revolving Loan" shall have the meaning set forth in Section 2.4.

          "Note" shall have the meaning set forth in Section
10.6(g).

          "Obligations" shall have the meaning set forth in
Section 2 of the Collateral Trust Agreement.

          "Owner Trust Agreement" means the Owner Trust
Agreement, dated as of July 30, 1998, between MRI and the Owner
Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "Owner Trustee" shall mean Wilmington Trust Company, not in its individual capacity but solely as trustee under the Owner Trust Agreement, or any successor in such capacity.

          "Participant" shall have the meaning set forth in
Section 10.6(b).

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Principal Component" shall mean, with respect to Commercial Paper outstanding at any time, (a) the difference between the Face Amount of outstanding Commercial Paper issued on a discount basis and the Interest Component thereof, and (b) the principal amount of outstanding Commercial Paper issued on an interest-bearing basis.

          "Principal Subaccount" shall have the meaning set forth in Section 5.1 of the Collateral Trust Agreement.

          "Program Documents" shall mean this Agreement, the Notes, the Owner Trust Agreement, the Collateral Trust Agreement, the Administration Agreement, the Commercial Paper Notes, any Commercial Paper Agreement, the Series 1998-1 Class A Security Purchase Agreement and the Depositary Agreement.

          "Program Parties" shall mean the collective reference to the Borrower, Metris Master Trust, MRI, the Administrator, the
Master Trust Servicer, Metris, the Master Trust Trustee, the
Collateral Trustee and the Owner Trustee.

          "Purchasing Lender" shall have the meaning set forth in
Section 10.6(c).

          "Rating Agency" shall mean S&P, Moody's and any other rating agency rating the Commercial Paper at the request of the Borrower.

          "Refunding Loan" shall mean, with respect to any Lender, any Loan made by such Lender in accordance with, and under the circumstances described in, Section 2.7.

          "Register" shall have the meaning set forth in Section
10.6(d).

          "Regulation U" shall mean Regulation U of the Board, as from time to time in effect.

          "Remaining Commercial Paper Deficit" shall have the meaning set forth in Section 2.7(a).

          "Required Reserve Account Funded Amount" shall have the meaning set forth in Section 2.5.

          "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Account" shall have the meaning set forth in
Section 5.1 of the Collateral Trust Agreement.

          "Reserve Account Pre-Funded Amount" shall have the meaning set forth in Section 2.5(b).

          "Responsible Officer" of any Person shall mean any executive officer of such Person or the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement or any other Facility Document.

          "Revolving Loan" shall mean, with respect to any Lender, any Loan made by such Lender in accordance with, and under the circumstances described in, Section 2.3.

          "Revolving Period" shall have the meaning set forth in
Section 2 of the Series 1998-1 Supplement.

          "S&P" shall mean Standard & Poor's Ratings Services, or its successor.

          "Scheduled Termination Date" shall mean the Scheduled
Series 1998-1 Termination Date, as such term is defined in
Section 2 of the Series 1998-1 Supplement.

          "Secured Parties" shall have the meaning set forth in
Section 4.1 of the Collateral Trust Agreement.

          "Securities Act" shall mean the United States
Securities Act of 1933, as amended from time to time.

          "Series 1998-1 Amortization Period Commencement Date" shall have the meaning given to the term "Amortization Period
Commencement Date" set forth in Section 2 of the 1998-1
Supplement.

          "Series 1998-1 Class A Invested Amount" shall have the meaning given to the term "Class A Invested Amount" set forth in
Section 2 of the Series 1998-1 Supplement.

          "Series 1998-1 Class A Investor Charge-Offs" shall have the meaning given to the term "Class A Investor Charge-Offs" set forth in Section 2 of the Series 1998-1 Supplement.

          "Series 1998-1 Class A Maximum Invested Amount" shall have the meaning given to the term "Class A Maximum Invested
Amount" set forth in Section 2 of the Series 1998-1 Supplement.

          "Series 1998-1 Class A Pay Down Period" shall have the meaning given to the term "Class A Pay Down Period" set forth in
Section 8A of the Series 1998-1 Supplement.

          "Series 1998-1 Class A Security" shall have the meaning given to the term "Class A Security" set forth in Section 2 of the Series 1998-1 Supplement.

          "Series 1998-1 Class A Security Purchase Agreement" shall mean the purchase agreement pursuant to which the Borrower shall purchase the Series 1998-1 Class A Security.

          "Series 1998-1 Pay Out Event" shall mean any "Series
1998-1 Pay Out Event" as defined in Section 2 of the Series 1998-
1 Supplement and any "Trust Pay Out Event" as defined in Section
1.1 of the Metris Pooling and Servicing Agreement.

          "Series 1998-1 Securities" shall have the meaning set forth in Section 1 of the Series 1998-1 Supplement.

          "Series 1998-1 Supplement" shall mean the Series 1998-1
Supplement, dated as of July 30, 1998, to the Metris Pooling and Servicing Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          "Specified Consent Request" shall mean any request made by the Borrower for a consent pursuant to clause (i) of Section
7.7(b) which has not been approved in writing by the Majority
Lenders.

          "364-Day Aggregate Available Commitments" shall mean the "Aggregate Available Commitments", as such term is defined in the 364-Day Liquidity Agreement.

          "364-Day Liquidity Agreement" shall mean the 364-Day Liquidity Agreement, dated as of July 30, 1998, among the Borrower, the several banks and other financial institutions parties thereto and The Chase Manhattan Bank, as administrative agent, as the same may from time to time be amended, supplemented or modified.

          "364-Day Liquidity Commitment" shall mean any "Commitment", as such term is defined in the 364-Day Liquidity
Agreement.

          "364-Day Liquidity Loans" shall mean the "Loans", as such term is defined in the 364-Day Liquidity Agreement.

          "364-Day Maximum Aggregate Commitment" shall mean the
"Maximum Aggregate Commitment", as such term is defined in the 364-Day Liquidity Agreement.

          "364-Day Non-Downgraded Aggregate Available
Commitments" shall mean the aggregate "Available Commitments" of non-"Downgraded Lenders", as each such term is defined in the 364-Day Liquidity Agreement.

          "Transferee" shall have the meaning set forth in
Section 10.6(f).

          "Type" shall mean, as to any Loan, its nature as an ABR
Loan or a LIBOR Loan.

          "UCC" shall mean the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

          "Unutilized Available Commitments" shall mean, at any time, the Aggregate Available Commitments at such time minus the Utilized Available Commitments at such time.

          "Utilized Available Commitments" shall mean, at any time, the Facility Percentage of the Face Amount of outstanding
Commercial Paper at such time.

          "Voting Percentage" shall mean the percentage equivalent of a fraction the numerator of which equals (a) in the case of a Non-Extending Lender which has made a Non-Pro Rata Revolving Loan, the outstanding principal amount of such Non-Pro Rata Revolving Loan, (b) in the case of a Downgraded Lender, the sum of the outstanding principal amount of any Non-Pro Rata Reserve Account Loan made by such Downgraded Lender and the outstanding principal amount of any Revolving Loans and Refunding Loans of such Downgraded Lender, and (c) in the case of any other Lender, such Lender's Commitment (or, at any time after the Commitments have expired or terminated, the aggregate outstanding principal amount of such Lender's Loans) and the denominator of which equals the sum of the numerators used to calculate the Voting Percentage for all Lenders (including Non-Extending Lenders and Downgraded Lenders).

          1.2 Other Definitional Provisions. (a) As used herein and in the other Program Documents to which the Borrower is a party, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS

          2.1 Commitment. (a) Subject to the terms and conditions hereof, each Lender agrees, severally and not jointly, to make loans to the Borrower from time to time during the period from the Closing Date to and including the Expiry Date of such Lender's Commitment in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, which loans shall be Revolving Loans, Refunding Loans, Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans (collectively, "Loans"), as designated by the Borrower in accordance with the terms hereof. During the period from the Closing Date to the Expiry Date of any Commitment the Borrower may use such Commitment by borrowing, prepaying the Loans in whole or in part and, in the case of Revolving Loans and Refunding Loans, reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Loans may from time to time be (i) LIBOR Loans or (ii) ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.3 and 2.11. Any Revolving Loan made by a Lender that is outstanding on such Lender's Expiry Date (unless such Expiry Date shall also be the Expiration Date) shall be converted as of such day to, and be treated for all purposes thereafter as, a Non-Pro Rata Revolving Loan.

          (c) The Refunding Loans shall be ABR Loans. The Borrower shall pay each Refunding Loan in accordance with the provisions of the Collateral Trust Agreement to the extent that funds are available therefor; provided, however, that the final maturity date of each Refunding Loan shall be the Scheduled Termination Date. Refunding Loans may be converted to Revolving Loans pursuant to Section 2.11(a).

          (d) The Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans may from time to time be (i) LIBOR Loans or
(ii) ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.6 and 2.11. The Borrower shall pay each Non-Pro Rata Revolving Loan in accordance with the provisions of the Collateral Trust Agreement to the extent that funds are available therefor; provided, however, that the final maturity date of each Non-Pro Rata Revolving Loan shall be the Scheduled Termination Date. All or a portion of each Non-Pro Rata Reserve Account Loan may be converted to a Non-Pro Rata Revolving Loan in accordance with
Section 2.5(f).

          (e) Each Refunding Loan, each Non-Pro Rata Revolving Loan and the initial Non-Pro Rata Reserve Account Loan of each Lender shall be made by the relevant Lender or Lenders notwithstanding (i) any set-off, counterclaim or defense to payment that any Lender may have against the Borrower or (ii) except as set forth in Section 5.3, the occurrence of a Default or Event of Default.

          2.2 Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to each Lender on the Scheduled Termination Date the unpaid principal amount of each Loan made by such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.2 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          2.3 Procedure for Revolving Loan Borrowings. Borrowings of Revolving Loans may be made on any Business Day. When the Borrower wishes to borrow Revolving Loans, it shall give the Administrative Agent (a) in the case of a Borrowing of ABR Loans, irrevocable written or telephonic notice (confirmed in writing) not later than 12:00 Noon (New York City time) on the requested Borrowing Date, or (b) in the case of a Borrowing of LIBOR Loans, irrevocable written notice not later than 12:00 Noon (New York City time) three Business Days prior to the requested Borrowing Date, in each case specifying (i) the requested Borrowing Date, (ii) the amount to be borrowed, which shall be in an aggregate principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of LIBOR Loans) or a whole multiple of $1,000,000 (in the case of ABR Loans), (iii) that the Borrowing is to be of Revolving Loans and whether the Borrowing is to be initially maintained as ABR Loans or LIBOR Loans and (iv) in the case of LIBOR Loans, the length of the Interest Period applicable thereto. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Except as otherwise provided in Sections 2.4 and 2.5 with respect to Non-Extending Lenders and Downgraded Lenders, each Lender will make its Commitment Percentage of all Revolving Loans requested to be made on any Borrowing Date available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 2:00 P.M., New York City time (in the case of ABR Loans), or 11:00 A.M., New York City time (in the case of LIBOR Loans), in each case on the Borrowing Date requested by the Borrower and in funds immediately available to the Administrative Agent. Subject to satisfaction of the applicable conditions set forth in Section 5.2, and except as otherwise provided in Sections 2.4 and 2.5, the Administrative Agent will make each Borrowing of Revolving Loans available to the Borrower by directly depositing in the Collateral Account, for application in accordance with the Collateral Trust Agreement on the relevant Borrowing Date, the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.4 Non-Pro Rata Revolving Loans by Non-Extending Lenders. Subject to the limitations imposed by Section 2.1, if any Lender shall not have consented to the extension of its Expiry Date pursuant to Section 2.22 (such Lender, a "Non-Extending Lender"), unless the Borrower shall have replaced or removed such Non-Extending Lender pursuant to Section 2.23 or shall have reduced the Face Amount of outstanding Commercial Paper to an amount less than or equal to the sum of (i) the aggregate Available Commitments of the Extending Lenders (including any replacement Lenders for Non-Extending Lenders) and
(ii) the 364-Day Aggregate Available Commitments, on the fifth Business Day immediately preceding such Non-Extending Lender's Expiry Date, the Borrower shall request such Non-Extending Lender to make, and on such Expiry Date such Non-Extending Lender shall make in accordance with the provisions hereof, a Loan (a "Non-Pro Rata Revolving Loan") in an amount equal to the lesser of the (i) Available Commitment of such Non-Extending Lender and (ii) the product of (A) the Exit Percentage of such Non-Extending Lender and (B) the positive difference of the Face Amount of outstanding Commercial Paper minus the sum of (i) the aggregate Available Commitments of the Extending Lenders (including any replacement Lenders for Non-Extending Lenders) and (ii) the 364-Day Aggregate Available Commitments; provided, however, that if the Borrower shall have requested written confirmation from each of the Rating Agencies that the failure to request such a Loan will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by the Borrower prior to the fifth Business Day immediately preceding such Non-Extending Lender's Expiry Date, the Borrower shall not be obligated to request, and such Non-Extending Lender shall not be obligated to make, such Loan. The Borrower shall make any such request to the Rating Agencies at least fifteen days prior to such fifth Business Day. Any failure of any Rating Agency to respond to such request shall not be deemed to constitute a confirmation of the type described above. After such Borrowing or, if there is no such Borrowing, after such Non-Extending Lender's Expiry Date, such Non-Extending Lender shall have no further obligation under its Commitment to make Loans. The proceeds of any such Non-Pro Rata Revolving Loan shall be deposited in the Non-Pro Rata Funding Account and, in accordance with Section 6(b) of the Depositary Agreement, shall be applied, to the extent of such proceeds, by the Depositary, prior to its application of any other funds then available to it, to pay maturing Commercial Paper. The Borrower shall cause the Administrator to use its best efforts to replace, on behalf of the Borrower, a Non-Extending Lender which would be obligated to make a Non-Pro Rata Revolving Loan prior to such Non-Extending Lender's Expiry Date.

          2.5 Non-Pro Rata Reserve Account Loans by Downgraded Lenders. (a) On the 60th day (or if such day is not a Business Day, the next succeeding Business Day) after any Lender becomes a Downgraded Lender (or on such earlier day as may be necessary to prevent a reduction in the ratings of the Commercial Paper), and on each Business Day thereafter, the Borrower (i) unless the Borrower shall have replaced such Downgraded Lender pursuant to
Section 2.23 or shall have reduced the Face Amount of outstanding Commercial Paper to an amount less than or equal to the sum of
(i) the aggregate Available Commitments of all Lenders that are not Downgraded Lenders (including any replacement Lenders for the Downgraded Lenders) and (ii) the 364-Day Non-Downgraded Aggregate Available Commitment, shall request such Downgraded Lender to make, and if such request is made, such Downgraded Lender shall make in accordance with the provisions hereof, a Loan (a "Non-Pro Rata Reserve Account Loan") in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non-Pro Rata Reserve Account Loans equals the lesser of (A) such Downgraded Lender's Commitment Percentage of the Utilized Available Commitment (such Downgraded Lender's "Required Reserve Account Funded Amount") and (B) the excess, if any, of the Commitment of such Downgraded Lender over the aggregate principal amount of such Lender's Loans then outstanding and (ii) may request such Downgraded Lender to make, and if such request is made, such Downgraded Lender shall make, a Non-Pro Rata Reserve Account Loan in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non-Pro Rata Reserve Account Loans equals the lesser of (A) the Reserve Account Pre-Funded Amount notified to such Downgraded Lender by the Borrower pursuant to paragraph (b) of this Section and (B) the excess, if any, of the Commitment of such Downgraded Lender over the aggregate principal amount of such Lender's Loans then outstanding; provided, however, that the Borrower shall request written confirmation from each of the Rating Agencies that the failure to request Non-Pro Rata Reserve Account Loans as provided in clauses (i) and (ii) of this paragraph (a) will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by the Borrower prior to such 60th day, the Borrower shall not request, and such Downgraded Lender shall not be obligated to make, such Non-Pro Rata Reserve Account Loans. The Borrower shall make such request to the Rating Agencies at least fifteen days prior to such 60th day. The Borrower shall cause the Administrator to use its best efforts to replace, on behalf of the Borrower, any Downgraded Lender.

          (b) In accordance with the provisions of Section 2.6, the Borrower may request that, on any Business Day, each Downgraded Lender make a Non-Pro Rata Reserve Account Loan in an amount such that the aggregate outstanding amount of such Downgraded Lender's Non-Pro Rata Reserve Account Loans equals such Downgraded Lender's Commitment Percentage of the Borrower's good faith estimate of the maximum amount of the Utilized Available Commitment for the 30-day period commencing on such Business Day (such amount, including such Downgraded Lender's Non-Pro Rata Reserve Account Loans made pursuant to Section
2.5(a)(i), being referred to herein as such Downgraded Lender's "Reserve Account Pre-Funded Amount").

          (c) The Borrower may increase the Utilized Available Commitment as often as otherwise permitted hereunder and under the other Program Documents so long as the Required Reserve Account Funded Amount of each Downgraded Lender does not exceed the Reserve Account Pre-Funded Amount of such Downgraded Lender.

          (d)  All proceeds of such Non-Pro Rata Reserve Account
Loans shall be remitted by the Administrative Agent to the Collateral Trustee and deposited by the Collateral Trustee in the Reserve Account.

          (e) After any Downgraded Lender makes a Non-Pro Rata Reserve Account Loan, (i) all Refunding Loans that such Lender would otherwise have been required to make on or prior to its Expiry Date (A) shall be made by withdrawing funds on deposit in the Reserve Account with respect to such Downgraded Lender, (B) will increase the Refunding Loans of such Downgraded Lender and
(C) will reduce the Non-Pro Rata Reserve Account Loan of such Downgraded Lender by the amount so withdrawn, and (ii) any amount which would have otherwise been applied to repay the principal amount of any outstanding Refunding Loans of such Downgraded Lender prior to such Downgraded Lender's Expiry Date or, if earlier, the date the Commitments shall have been terminated pursuant hereto, (A) will be deposited in the Reserve Account,
(B) will reduce the Refunding Loans of such Downgraded Lender and
(C) will increase the Non-Pro Rata Reserve Account Loan of such Downgraded Lender by the amount so deposited.

          (f) The Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to any Downgraded Lender in accordance with Section
5.7 of the Collateral Trust Agreement and to pay such amount to such Downgraded Lender as a repayment of the Non-Pro Rata Reserve Account Loan of such Downgraded Lender on the Expiry Date of such Downgraded Lender (unless such Downgraded Lender would be required to make a Non-Pro Rata Revolving Loan pursuant to
Section 2.4, in which case, a portion of such amount equal to the amount of such required Non-Pro Rata Revolving Loan shall be deposited in the Non-Pro Rata Funding Account and be treated as a Non-Pro Rata Revolving Loan hereunder) or, if earlier, the date on which the Commitments are terminated pursuant hereto.

          (g) If, on any Business Day, the amount on deposit in the Reserve Account with respect to any Downgraded Lender exceeds the greater of (i) the Reserve Account Pre-Funded Amount with respect to such Downgraded Lender and (ii) the Required Reserve Account Funded Amount with respect to such Downgraded Lender, then the Borrower shall instruct the Collateral Trustee, in accordance with Section 5.7 of the Collateral Trust Agreement, to withdraw from the Reserve Account and pay to such Downgraded Lender such excess as a repayment of the Non-Pro Rata Reserve Account Loans of such Downgraded Lender.

          (h) If the commercial paper or short term deposit ratings of any Downgraded Lender are restored to or confirmed at A-1 by S&P and P-1 by Moody's, then (i) the Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to such Lender from the Reserve Account in accordance with Section 5.7 of the Collateral Trust Agreement and to pay such amount to such Lender as repayment of its Non-Pro Rata Reserve Account Loans and (ii) such Lender shall no longer be a Downgraded Lender hereunder.

          (i) If, on any Business Day following the expiration of the 60-day period (or any shorter period referred to in Section 2.5(a)) occurring after any Lender became a Downgraded Lender and before such Downgraded Lender has been replaced in accordance with Section 2.23, such Downgraded Lender becomes an Excluded Downgraded Lender, then the Borrower shall instruct the Collateral Trustee to withdraw the entire amount on deposit in the Reserve Account with respect to such Excluded Downgraded Lender from the Reserve Account in accordance with Section 5.7 of the Collateral Trust Agreement and to pay such amount to such Excluded Downgraded Lender as a repayment of the Non-Pro Rata Reserve Account Loan of such Excluded Downgraded Lender on such Business Day (unless such Excluded Downgraded Lender would be required to make a Non-Pro Rata Revolving Loan (assuming, for purposes of this paragraph (i), that the Expiry Date of such Excluded Downgraded Lender shall be deemed to occur on such Business Day) pursuant to Section 2.4, in which case, a portion of such amount equal to the amount of such required Non-Pro Rata Revolving Loan shall (without any requirement for five Business Days' advance notice as specified in Section 2.4) be deposited in the Non-Pro Rata Funding Account and be treated as a Non-Pro Rata Revolving Loan hereunder).

          (j) The Borrower may at any time, and from time to time, elect to make a non-pro rata reduction of the amount of the Maximum Aggregate Commitment by making a pro rata reduction or termination of the Commitments of the Downgraded Lenders which are obligated to make Non-Pro Rata Reserve Account Loans. If the Borrower shall make such election, the Borrower shall instruct the Collateral Trustee to withdraw from the Reserve Account and pay, and the Collateral Trustee shall withdraw from the Reserve Account, in accordance with Section 5.7 of the Collateral Trust Agreement, and pay, to each Downgraded Lender which has made Non-Pro Rata Reserve Account Loans, as a repayment of the Non-Pro Rata Reserve Account Loans of such Downgraded Lender, the amount by which the amount on deposit in the Reserve Account with respect to such Downgraded Lender exceeds the greater of (i) the Reserve Account Pre-Funded Amount with respect to such Downgraded Lender and (ii) the Required Reserve Account Funded Amount with respect to such Downgraded Lender (in each case determined after giving effect to such Commitment reduction), provided, however, that in no event shall the amount remaining in the Reserve Account with respect to such Downgraded Lender exceed the Commitment of such Downgraded Lender as so reduced.

          2.6 Procedures for Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans. With respect to a Non-Pro Rata Revolving Loan to be made by a Non-Extending Lender or a Non-Pro Rata Reserve Account Loan to be made by a Downgraded Lender pursuant to Section 2.4 or 2.5, the Borrower shall give the Administrative Agent, (a) in the case of an ABR Loan, irrevocable written or telephonic notice (confirmed in writing) not later than 12:00 Noon (New York City time) on the requested Borrowing Date or (b) in the case of a LIBOR Loan, irrevocable written notice not later than 12:00 Noon (New York City time) three Business Days prior to the requested Borrowing Date, in each case specifying (i) the requested Borrowing Date, (ii) the name of the Lender from which such Loan is being requested, (iii) the principal amount of the Non-Pro Rata Revolving Loan or Non-Pro Rata Reserve Account Loan to be made pursuant to Section 2.4 or 2.5, (iv) whether such Non-Pro Rata Revolving Loan or Non-Pro
Rata Reserve Account Loan is to be initially maintained as an ABR Loan or a LIBOR Loan and (v) in the case of LIBOR Loans, the length of the Interest Period applicable thereto. Upon receipt of such notice from the Borrower, the Administrative Agent will promptly notify such Non-Extending Lender or Downgraded Lender.
On the requested Borrowing Date, each such Non-Extending Lender or Downgraded Lender will make the requested Non-Pro Rata Revolving Loan or Non-Pro Rata Reserve Account Loan, as the case may be, available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 in funds immediately available to the Administrative Agent. The Administrative Agent will make each Borrowing of Non-Pro Rata Revolving Loans and Non-Pro Rata
Reserve Account Loans available to the Borrower by directly depositing in the Non-Pro Rata Funding Account and the Reserve Account, respectively, the amounts so made available to the Administrative Agent and in like funds as received by the Administrative Agent.

          2.7  Refunding Loans; Procedure for Refunding
Loan Borrowings. (a) If, on any Business Day that Commercial Paper matures, the sum of (i) all amounts on deposit in the Non-Pro Rata Funding Account and (ii) the aggregate net amount of proceeds received by the Borrower from the issuance of additional Commercial Paper is insufficient to repay in full the Face Amount of all Commercial Paper maturing on such day (the excess of the amount required to pay in full the Face Amount of all such Commercial Paper maturing on such day over the net amount obtained by the issuance of Commercial Paper on such day and the amount of funds to be applied from the Non-Pro Rata Funding Account on such day, a "Commercial Paper Deficit"), the Borrower shall request (pursuant to Section 5.3(a)(iii)(B) of the Collateral Trust Agreement) the Collateral Trustee to transfer on such day funds to satisfy the Commercial Paper Deficit from the Collateral Account to the Commercial Paper Account. The Facility Percentage of the excess, if any, of the Commercial Paper Deficit for any day over the aggregate amount to be applied to the Commercial Paper Deficit from a transfer from the Collateral Account on such day, is referred to herein as the "Remaining Commercial Paper Deficit." If, on any Business Day that Commercial Paper matures, a Remaining Commercial Paper Deficit exists, each Lender shall, upon the request of the Borrower or the Depositary, as the case may be, to the Administrative Agent pursuant to paragraph (c) below, as attorney-in-fact for the Borrower, and subject to the limitations imposed by Section 2.1, make a Refunding Loan in an aggregate principal amount equal to the product of such Lender's Commitment Percentage and the Remaining Commercial Paper Deficit.

          (b) Borrowings of Refunding Loans may be made on any Business Day under the circumstances set forth in paragraph (a) above; provided, that the Borrower or the Depositary, as attorney-in-fact of the Borrower, shall give irrevocable written or telephonic notice to the Administrative Agent (confirmed in writing) prior to 12:30 P.M. (New York City time) on the requested Borrowing Date, specifying (i) the requested Borrowing Date, (ii) the amount to be borrowed and (iii) that the Borrowing is to be of Refunding Loans. The Administrative Agent shall promptly prior to 1:15 P.M. (New York City time) notify each Lender of the receipt of such notice. Each Lender will make its Commitment Percentage of each Borrowing of Refunding Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 10.2 in funds immediately available to the Administrative Agent prior to 2:00 P.M. (New York City time) on the requested Borrowing Date. Subject to satisfaction of the applicable conditions set forth in Section 5.3, such Borrowing will then be made available by the Administrative Agent to the Borrower by directly depositing the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent in the Commercial Paper Account.

         (c) If at any time (i) there are ten or more Lenders with Commitments to make Loans hereunder and (ii) with respect to any Borrowing of Refunding Loans, one or more Lenders fails to fund its Commitment Percentage of the Refunding Loans to be provided by the Lenders by 2:15 P.M., New York City time, on any Business Day then, the Administrative Agent shall notify each of the other Lenders which are committed to lend on such day not later than 2:30 P.M., New York City time, on such Business Day and each of such other Lenders shall, before 3:15 P.M., New York City time, on such Business Day, make available to the Administrative Agent at the office of the Administrative Agent set forth in Section 10.2, in immediately available funds, a Refunding Loan in a principal amount equal to the lesser of (A) such unfunded amount multiplied by a fraction, the numerator of which is the Commitment of such Lender and the denominator of which is the aggregate Commitments with respect to the Lenders committed to lend on such day (less the Commitments of the non-performing Lenders) and (B) the Available Commitment of such Lender. After the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to the Borrower by 3:45 P.M., New York City time, by transferring such funds to the Commercial Paper Account. If the Lender which shall have so failed to fund shall subsequently pay such amount, the Administrative Agent shall apply such amount to repay the additional Refunding Loans made by the other Lenders pursuant to such subsequent notice from the Administrative Agent.

         (d)  In the event that a Remaining Commercial Paper
Deficit exists on any Business Day that Commercial Paper matures, the Lenders shall make Refunding Loans in accordance with paragraphs (a), (b) and (c) above.

          2.8 Additional Commitments. (a) Subject to Section 7.10, during the Revolving Period, the Borrower may, with the consent of the Administrative Agent, add additional Persons which would be Eligible Assignees as Lenders or cause an existing Lender to increase its Commitment; provided, however, that (i) the Commitment of a Lender may only be increased with the consent of such Lender; (ii) no Person shall be added as a Lender unless such Person delivers to the Rating Agencies and each Commercial Paper Dealer such opinions of counsel as may be required by the Rating Agencies as to the enforceability of this Agreement against such Person and each Rating Agency confirms the ratings of the outstanding Commercial Paper; and (iii) the aggregate amount of increases effected during the Revolving Period pursuant to this Section 2.8 and Section 2.8 of the 364-Day Liquidity Agreement shall not exceed $200,000,000. Each new Lender and each Lender increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrative Agent and the Borrower an Addendum.

          (b) To the extent that Non-Extending Lenders shall have outstanding Non-Pro Rata Revolving Loans on the date an additional Person becomes a Lender or an existing Lender increases its Commitment pursuant to Section 2.8(a), such additional Person or, to the extent of the amount of its increase in Commitment, such existing Lender shall be deemed a replacement bank, in whole or in part, pursuant to Section 2.23 for such Non-Extending Lenders. If there is more than one such Non-Extending Lender at such time and such additional Person or existing Lender cannot replace such Non-Extending Lenders in whole, then the Borrower shall pay the principal amount of such Non-Extending Lenders' Loans pro rata according to the outstanding amounts thereof.

          (c) If all Non-Pro Rata Revolving Loans, if any, shall have been repaid pursuant to Section 2.8(b), to the extent that Downgraded Lenders shall have outstanding Non-Pro Rata Reserve Account Loans on the date an additional Person becomes a Lender or an existing Lender increases its Commitment pursuant to
Section 2.8(a), such additional Person or, to the extent of the amount of its increase in Commitment, such existing Lender shall be deemed a replacement bank, in whole or in part, pursuant to
Section 2.23 for such Downgraded Lender. If there is more than one Downgraded Lender at such time and such additional Person or existing Lender cannot replace such Downgraded Lenders in whole, then it shall pay the principal amount of such Downgraded Lenders' Loans pro rata according to the outstanding amounts thereof.

          2.9 Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") for the period from and including the date of this Agreement to but excluding the date the Commitment of such Lender terminates, computed at the rate of 0.3250% per annum on the average daily amount of the Commitment of such Lender (whether or not utilized) (or, if any Loans of such Lender remain outstanding after such Commitment is terminated, on the amount of such Loans) during the period for which payment is made and payable in arrears on (a) each Distribution Date for the period from and including the immediately preceding Distribution Date to but excluding such current Distribution Date and (b) the date on which the Commitment of such Lender terminates (or, if later, the date such Loans are paid in full) for the period from and including the Distribution Date immediately preceding such date to but excluding such date, provided, however, that in each case the Facility Fee in respect of the Unutilized Available Commitments shall be paid by the Borrower only to the extent (i) amounts, if any, are available to make such payments pursuant to
Section 5.3(a)(ii)(D) or 5.3(b)(i), as the case may be, of the Collateral Trust Agreement or (ii) amounts are paid by MRI to the Borrower for the purpose of making such payments pursuant to
Section 2.4 of the Series 1998-1 Class A Security Purchase
Agreement.

          2.10 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent and not less than fifteen days' notice to the Rating Agencies, to terminate or, from time to time, reduce the amount of the Maximum Aggregate Commitment; provided, however, that no such termination or reduction shall be permitted if (a) after giving effect thereto and to all transactions to occur on the effective date thereof, the sum of (i) the Credits Outstanding and (ii) the Interest Component with respect to outstanding Commercial Paper on such date would exceed the sum of the Maximum Aggregate Commitment and the 364-Day Maximum Aggregate Commitment or (b) such termination or reduction would result in a downgrading, suspension or withdrawal by any Rating Agency of the ratings of the outstanding Commercial Paper Notes referred to in Section 5.2(c). Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Maximum Aggregate Commitment then in effect and, subject to Section 2.5(j), any such termination or reduction shall be pro rata among the Lenders and shall be effective on the date specified in the Borrower's notice.

          If for any reason the full amount of the Facility Fee payable on any Distribution Date in respect of the Unutilized Available Commitments shall not be paid in full within five Business Days after such Distribution Date (whether or not funds are available to make such payment as described in clauses (i) and (ii) of Section 2.9), then the Majority Lenders may, by written notice to the Administrative Agent and the Borrower, permanently reduce the Maximum Aggregate Commitment, effective on the date specified in such notice, by an amount equal to the Unutilized Available Commitments as of such effective date.

          If at any time the principal amount of the MRI Note shall be less than the MRI Note Required Amount (as each such term is defined in the Series 1998-1 Supplement), then automatically the Maximum Aggregate Commitment shall immediately be permanently reduced by an amount equal to the Unutilized Available Commitments at such time.

          2.11 Conversions and Continuations. (a) The Borrower may elect from time to time to convert Revolving Loans, Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans bearing interest at the LIBOR Rate to ABR Loans, by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election; provided, however, that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Revolving Loans or Refunding Loans bearing interest at the ABR to Revolving Loans bearing interest at the LIBOR Rate or convert Non-Pro Rata Revolving Loans or Non-Pro Rata Reserve Account Loans bearing interest at the ABR to LIBOR Loans, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided, however, that any such conversion of ABR Loans may be made only on a Business Day. Upon receipt of any such notice of conversion the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans or ABR Loans may be converted as provided herein, provided, however, that (i) no Loans bearing interest at the ABR may be converted into LIBOR Loans when any Default or Event of Default has occurred and is continuing and the Majority Lenders have determined in their sole discretion not to permit such a conversion, (ii) after giving effect to such conversion, each LIBOR Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) no Loans bearing interest at the ABR may be converted into LIBOR Loans after the date that is one month prior to the Scheduled Termination Date.

          (b) Any LIBOR Loans may be continued as such upon the expiration of the then Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the definition of "Interest Period" set forth in Section 1.1; provided, however, that no LIBOR Loans may be continued at such rate (i) when any Default or Event of Default has occurred and is continuing and the Majority Lenders have determined in their sole discretion not to permit such a continuation or (ii) after the date that is one month prior to the Scheduled Termination Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.12 Prepayments. (a) The Borrower may, at its option, on any Business Day, prepay the Loans, in whole or in part, without premium or penalty; provided, that, in accordance with Section 2.19, the Borrower shall reimburse each Lender for any loss or expense incurred as a result of any prepayment of a LIBOR Loan on any day other than the last day of an Interest Period. The Borrower shall give the Administrative Agent irrevocable written notice of its intention to prepay any Loan not later than 10:00 A.M. (New York City time) on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Revolving Loans or Refunding Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
Partial prepayments shall be in an aggregate principal amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof.

          (b) In the event that the Credits Outstanding shall at any time exceed the then applicable Borrowing Base, then the Borrower, without notice or demand, shall immediately reduce the Credits Outstanding by an aggregate amount equal to such excess by either setting aside funds in the Principal Subaccount to pay maturing Commercial Paper or prepaying the Loans and the 364-Day Liquidity Loans together with interest earned to such date on the amount prepaid; provided, that any such prepayment of the Loans shall be applied, first, to any outstanding Non-Pro Rata Revolving Loans and, second, to any outstanding ABR Loans.

          2.13 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto, from and including the first day thereof to but excluding the last day thereof, at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin. Interest on each LIBOR Loan shall be payable in arrears on the last day of each Interest Period applicable to such Loan, on the date of any prepayment or conversion (on the amount prepaid or converted) of any such Loan and at maturity; provided, however, that interest accruing pursuant to paragraph
(c) of this Section shall be payable on demand .

          (b) (i) Each ABR Loan that is a Revolving Loan, a Non-Pro Rata Revolving Loan or a Non-Pro Rata Reserve Account Loan shall bear interest at a rate per annum equal to the ABR, from and including the date such Loan (or portion thereof) is made or converted into an ABR Rate Loan to but excluding the date of payment or conversion into a LIBOR Loan and (ii) each ABR Loan that is a Refunding Loan shall bear interest at a rate per annum equal to the ABR plus 1.0%, from and including the date such Loan (or portion thereof) is made to but excluding the date of payment or conversion into a Revolving Loan. Interest on each ABR Loan shall be payable monthly in arrears on each Distribution Date and at maturity (each, an "ABR Interest Payment Date") for the period from and including the immediately preceding ABR Interest Payment Date to but excluding such later ABR Interest Payment Date; provided, however, that interest accruing pursuant to paragraph
(c) of this Section 2.13 shall be payable on demand.

          (c) If an Event of Default has occurred and is continuing, then (i) the principal amount of any Loan and (ii) to the extent permitted by applicable law, any interest payable thereon not paid on the date such interest became due (in each case with respect to clauses (i) and (ii) above, whether at the stated maturity, by acceleration or otherwise), shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would be otherwise applicable thereto pursuant to the foregoing provisions of this Section plus 1% from the date of the occurrence of such Event of Default to but excluding the earlier of the date on which such amount is paid in full and the date on which such Event of Default is no longer continuing or (y) in the case of overdue interest, the rate otherwise applicable to the Loan to which such interest relates plus 1% from the date of such non-payment to but excluding the date on which such amount is paid in full (as well after as before judgment).

          2.14 Computation of Facility Fees and Interest. Facility Fees, interest on LIBOR Loans and interest on ABR Loans the interest rate of which is calculated by reference to the Federal Funds Effective Rate or the Base CD Rate shall be calculated on the basis of the actual days elapsed over a 360-day year. Interest on ABR Loans the interest rate of which is calculated by reference to the Prime Rate shall be calculated on the basis of the actual days elapsed over a 365- (or 366-, as the case may be) day year. The Administrative Agent shall promptly notify the Borrower and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on any Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall promptly notify the Borrower and the Lenders of the effective date and the amount of each such change in the interest rate. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15 Pro Rata Treatment and Payments. (a) Except as otherwise provided in Sections 2.4, 2.5 and 2.22 with respect to Non-Extending Lenders and Downgraded Lenders and Section 2.23 with respect to the replacement of Lenders, each Borrowing by the Borrower from the Lenders hereunder, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Loans and on account of any Facility Fee hereunder and any reduction of the Commitments of the Lenders hereunder pursuant to a reduction of the Maximum Aggregate Commitment shall be made pro rata according to the Commitment Percentages of the Lenders. All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees or otherwise shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon (New York City time) on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2. All payments shall be made in Dollars and in immediately available funds. The Administrative Agent shall apply such funds in the manner set forth in Section 5 of the Collateral Trust Agreement. If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable during such extension at the rate applicable at the time such principal became due and payable.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its share of the Borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower or the Depositary a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) such Lender's share of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's share of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. If such Lender's share of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, then, notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall be entitled to recover such amount with interest thereon as described above by applying amounts of any kind otherwise from time to time payable by the Borrower to such Lender hereunder ("Other Amounts") to satisfy such Lender's obligations pursuant to this paragraph (b) until such obligations have been paid in full. Such application shall be deemed to constitute payment in full of such Other Amounts and the Borrower shall have no further obligation to pay such Other Amounts to such Lender. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this
Section 2.15(b) shall be conclusive, in the absence of manifest error but subject to rebuttal. Nothing in this Section 2.15(b) shall prejudice any claims otherwise available to the Borrower against any Lender as a result of such Lender's failure to make its share of any Borrowing available to the Administrative Agent in accordance with this Agreement.

          (c) Notwithstanding anything to the contrary in this Agreement, (i) no borrowing of Revolving Loans or Refunding Loans may be made on any date unless, on such date, a pro rata borrowing (determined on the basis of the respective amounts of the Aggregate Available Commitments and the 364-Day Aggregate Available Commitments) of "Revolving Loans" or "Refunding Loans", as the case may be, is made under (and as defined in) the 364-Day Liquidity Agreement and (ii) no optional reduction of Commitments or prepayment of Loans may be made on any date unless, on such date, a pro rata reduction or prepayment (determined on the basis of the respective amounts of the Aggregate Available Commitments and the 364-Day Aggregate Available Commitments) of 364-Day Liquidity Commitments or 364-Day Liquidity Loans, as the case may be, is made.

          2.16 Inability to Determine Interest Rate. In the event that, with respect to a proposed or any outstanding LIBOR
Loan, prior to the first day of any Interest Period (including, without limitation, the initial Interest Period):

          (a) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market generally, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

then the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted to or continued as LIBOR Loans on the first day of such Interest Period shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to LIBOR Loans. The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under paragraph (a) of this Section 2.16 shall no longer be in effect.

          2.17  Reserve Requirements; Change in Circumstances.
(a) (_) Notwithstanding any other provision herein, if after the Closing Date, any change in applicable law or regulation or in the interpretation of administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any LIBOR Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender that is not otherwise reflected in the determination of the LIBOR Rate hereunder, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any LIBOR Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Any Lender claiming any additional amounts payable pursuant to this Section 2.17(a) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any additional amount which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          (_) (b) If any Lender shall have determined that the adoption after the Closing Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered after the date hereof.

          (_) (c) A certificate of a Lender setting forth such amount or amounts, along with the Lender's method of computation of such amounts, as shall be necessary to compensate such Lender (or participating banks or other entities pursuant to Section 10.6) as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and the Administrator and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it no later than the Distribution Date immediately succeeding the date of delivery of such certificate.

          (_) (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation for any such increased costs or reductions unless it shall have submitted a certificate under paragraph (c) above with respect thereto not more than 90 days after the date that such Lender knows that such increased costs have been incurred or such reduction suffered. Notwithstanding any other provision of this Section 2.17, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and each Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers). The protection of this Section 2.17 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (e)  The amounts owing by the Borrower pursuant to this
Section 2.17 shall be payable solely from amounts, if any, available therefor pursuant to Section 5.3(a)(ii)(E) or 5.3(b)(v), as the case may be, of the Collateral Trust Agreement.

          2.18 Change in Legality. (a) Notwithstanding any other provision herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a LIBOR Loan shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph
     (b) below.

In the event any Lender shall exercise its rights under (i) or
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

          (b) For purposes of this Section 2.18, a notice to the Borrower by any Lender shall be effective as to each LIBOR Loan, if lawful, on the last day of the Interest Period currently applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under paragraph (a) above shall no longer be in effect.

          (c) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would enable such Lender to legally make or maintain any LIBOR Loan referred to in paragraph (a) of this
Section 2.18; provided, however, that (i) such Lender shall not be required to make such filing or change if, in the sole determination of such Lender, such action would be otherwise disadvantageous to such Lender and (ii) until such time as such Lender shall have determined that it can make or maintain such LIBOR Loan, the Lender may take the actions referred to in
Section 2.18(a).

          2.19 Indemnity. The Borrower shall indemnify each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Section 5, (b) any failure by the Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.3, 2.6, 2.7 or 2.11, (c) any payment, prepayment or conversion of a LIBOR Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, continued or not borrowed (based on the LIBOR Rate) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section
2.19 and the method of calculation employed by such Lender shall be delivered to the Borrower and the Administrator and shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower. The amounts owing by the Borrower pursuant to this Section 2.19 shall be payable solely from amounts, if any, available therefor pursuant to Section 5.3(a)(ii)(E) or 5.3(b)(iv), as the case may be, of the Collateral Trust Agreement.

          2.20 Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding taxes imposed on or measured by the net income or earnings of the Administrative Agent or any Lender (or Transferee) and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) as a result of a present or former connection between the Administrative Agent or such Lender (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement)) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

          (b) In addition, the Borrower agrees to pay, indemnify and hold the Administrative Agent and each Lender harmless from any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Program Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.20, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower, under this Section
2.20 with respect to such refund), net of all out-of-pocket expenses of such Lender and without interest; provided, however, that the Borrower, upon the request of such Lender (or Transferee), or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Upon the written request of the Borrower, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any
subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or
(ii) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above; provided, however, that the Borrower shall be required to pay those amounts to any Lender (or Transferee) it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of paragraph (f).

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

          (i)  The amounts owing by the Borrower pursuant to this
Section 2.20 shall be payable solely from amounts, if any, available therefor pursuant to Section 5.3(a)(ii)(E) or 5.3(b)(v), as the case may be, of the Collateral Trust Agreement.

          2.21 Proceeds; Application of Funds. (a) The proceeds of Commercial Paper shall be used by the Borrower only to (i) purchase the Series 1998-1 Class A Security or increase the Series 1998-1 Class A Invested Amount pursuant to the Series 1998-1 Supplement, (ii) pay the Face Amount of matured Commercial Paper, (iii) pay Loans, including interest thereon, (iv) reimburse the Administrative Agent for amounts advanced by the Administrative Agent pursuant to Section 2.15(b), (v) pay 364-Day Liquidity Loans, including interest thereon and (vi) reimburse the Administrative Agent for amounts advanced by the Administrative Agent pursuant to Section 2.15(b) of the 364-Day Liquidity Agreement.

          (b) The proceeds of Revolving Loans shall be used by the Borrower only to (i) purchase the Series 1998-1 Class A Security or increase the Series 1998-1 Class A Invested Amount pursuant to the Series 1998-1 Supplement, (ii) pay the Face Amount of matured Commercial Paper, (iii) pay interest on Loans and (iv) reimburse the Administrative Agent for amounts advanced by the Administrative Agent pursuant to Section 2.15(b).

          (c) The proceeds of Non-Pro Rata Revolving Loans shall be used by the Borrower solely to pay the Face Amount of matured
Commercial Paper.

          (d) The proceeds of Refunding Loans shall be used by the Borrower only to pay the Face Amount of matured Commercial
Paper.

          (e) The Borrower and the Administrative Agent agree that whenever any provision of any Program Document (including, without limitation, the provisions of Section 5.3 of the Collateral Trust Agreement) provides for the application of funds in reduction of the Loans such funds shall be applied, first, to any outstanding Non-Pro Rata Revolving Loans, second, to any outstanding Loans bearing interest at the rate referred to in
Section 2.13(c), third, to any outstanding ABR Loans, fourth, to any LIBOR Loans having an Interest Period ending on the date of such payment and, fifth, as a prepayment of other LIBOR Loans outstanding, the allocation among such Loans to be as the Borrower shall determine.

          2.22  Extensions of Expiration Date and Expiry Dates.
(a) Subject to paragraph (b) of this Section and other provisions of this Agreement permitting earlier termination, the Commitments shall terminate on the Expiration Date.

          (b) If the Borrower desires to extend the Expiration Date, then the Borrower shall notify the Administrative Agent at least 180 days prior to the Expiration Date of its desire to extend the Expiration Date for a period of at least one year, whereupon the Administrative Agent shall notify each Lender of the Borrower's desire to so extend the Expiration Date. Each Lender shall notify the Administrative Agent whether it agrees to such extension within 60 days after receipt of such request; provided, however, that failure by a Lender to respond to such request shall not be construed as a consent by such Lender to such extension. The decision to extend or not extend shall be made by each Lender in its sole discretion. Each consent by a Lender to an extension shall be in a writing signed by such Lender. The Administrative Agent shall periodically notify the Borrower in writing of the decision of each Lender, which notice shall separately set forth the name and the Commitment of each Lender which shall have decided not to extend its Expiry Date to the requested Expiration Date. If the Majority Lenders agree to an extension, the Expiration Date shall be extended, and the Expiry Date of each Lender which agrees to extend its Expiry Date shall be extended for the period set forth in the foregoing notice. No Downgraded Lender shall be permitted to extend its Expiry Date. In the event that any Lender desires to extend its Expiry Date for a commitment amount that is less than the amount of its Commitment prior to the Borrower's request for an extension of the Expiration Date, the Borrower, in its sole discretion, may accept such extension; provided, however, that such Lender (x) shall be deemed to be a Non-Extending Lender for purposes of Section 2.23 and (y) for purposes of Section 2.4 shall be deemed to be both (i) a Non-Extending Lender with a Commitment equal to the portion of its Commitment that will not be available after the extension of its Expiry Date and (ii) an Extending Lender with a Commitment equal to the portion of its Commitment that will be available after the extension of its Expiry Date. The Maximum Aggregate Commitment shall be reduced by the Commitment of each Non-Extending Lender on the Expiry Date of such Non-Extending Lender (except to the extent that such Non-Extending Lender has been replaced on such Expiry Date pursuant to Section 2.23). The Borrower shall provide the Rating Agencies notice of the extension of the Expiration Date.

          2.23 Replacement of a Lender. In the event that (i) a Lender becomes a Downgraded Lender, (ii) a Lender becomes a Non-Extending Lender, (iii) a Lender becomes a Non-Consenting Lender,
(iv) a Lender requests compensation pursuant to Section 2.17 or 2.20, (v) a Lender's obligation to make LIBOR Loans has been suspended pursuant to Section 2.18 or (vi) a Lender shall have defaulted in its obligation to make any Loan required to be made by it hereunder, the Borrower shall have the right to either (a) subject to compliance with Section 10.6(c) (including the requirement of at least 10 days' advance notice to the Rating Agencies), replace such Lender, in whole or in part, with a Person which would be an Eligible Assignee or (b) except in the case of clause (iii) above, terminate such Lender's Commitment, in whole, in each case by giving three Business Days prior written notice to the Administrative Agent and such Lender, specifying the effective date of such replacement or termination; provided, however, that, (x) in the case of clause (iii) above, all Non-Consenting Lenders with respect to any Specified Consent Request must be concurrently replaced in accordance with this
Section 2.23 with replacement banks or financial institutions having aggregate Commitments equal to the aggregate Commitments of all such Non-Consenting Lenders, (y) no such replacement or termination shall be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced or terminated Lender and (z) no Commitment shall be terminated pursuant to this Section 2.23 to the extent that, after giving effect to such termination, the sum of the Commitments of the remaining Lenders and the 364-Day Liquidity Commitments would be less than the sum of (a) the Credits Outstanding on such day and (b) the Interest Component of all Commercial Paper Notes outstanding on such day. In the event of the replacement of a Lender, such Lender agrees to assign, without recourse, its rights and obligations hereunder (or a portion thereof, as the case may be) to a replacement bank selected by the Borrower upon payment by the replacement bank to such Lender of the principal amount of such Lender's outstanding Loans and any accrued and unpaid interest thereon, accrued Facility Fee and any other amounts owed to such Lender (or, in each case, the pro rata portion thereof being acquired by the replacement bank) and to execute and deliver an Assignment and Acceptance evidencing such assignment. In the event of the termination of a Lender, the Borrower shall, on the effective date thereof, pay to such Lender the principal amount of such Lender's outstanding Loans and any accrued and unpaid interest thereon, accrued Facility Fees and any other amounts owed to such Lender. Prior to adding any replacement bank or financial institution as a Lender under this Section 2.23, the replacement bank shall have (i) paid to the Administrative Agent an administrative fee for processing such replacement in the amount of $3,000 and (ii) delivered to the Rating Agencies and each Commercial Paper Dealer such opinions of counsel as may be required by the Rating Agencies as to the enforceability of this Agreement against such bank.

          SECTION 3.  ISSUANCE OF COMMERCIAL PAPER

          The Borrower shall not issue or deliver any Commercial
Paper Notes except in accordance with the following provisions:

          (a) Each Commercial Paper Note shall (i) be in the form established in the Depositary Agreement and be completed in accordance with this Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be payable to the order of a named payee or bearer, (iv) have a maturity date that is a Business Day and that is not later than the fifth Business Day prior to the Expiration Date in effect on the date of issuance thereof,
     (v) have a maturity date of no more than 180 days after the date of issuance thereof and (vi) be in a face amount of $100,000 or an integral multiple of $1,000 in excess thereof.

          (b)  Such issuance and delivery of Commercial Paper
     Notes shall be as provided in, and in accordance with, the Depositary Agreement.

          (c) Prior to the time of such issuance or delivery, neither the Borrower nor the Depositary shall have received notice from the Administrative Agent not to issue or deliver Commercial Paper Notes because (i) an Event of Default has occurred and is continuing, (ii) the applicable conditions precedent specified in Section 5.2 shall have not been satisfied, (iii) the Commitments shall have been terminated in whole for any reason in accordance herewith or (iv) the issuance of Commercial Paper Notes is prohibited by the provisions of paragraph (e) below, which notice shall specify one or more of the events described in clauses (i) through (iv) above as being the reason(s) to cease issuing and delivering Commercial Paper Notes.

          (d) On or prior to the date of such issuance or delivery, the Borrower shall have no actual knowledge that one or more of the events described in clauses (i) through
     (iv) in paragraph (c) above have occurred, unless the Borrower shall have notified the Administrative Agent of the occurrence of any such event and the Majority Lenders shall have given their consent in writing to the Depositary to continue issuing and delivering Commercial Paper Notes.

          (e) Prior to the date of the initial issuance of Commercial Paper Notes, the Administrative Agent, each Lender and the Collateral Trustee shall have received a copy of the Commercial Paper Agreement, the Commercial Paper Memorandum and all other offering materials proposed to be used in connection with the offering, issuance, sale or delivery thereof (including the forms of the Commercial Paper Notes), and the Commercial Paper Memorandum with respect to such sale and other materials, if any, prepared in connection therewith (i) shall be reasonably satisfactory to the Administrative Agent, (ii) shall be reasonably satisfactory to each Lender with respect to the description therein of such Lender and its obligations in connection with the transactions contemplated hereby, and (iii) shall be reasonably satisfactory to the Collateral Trustee with respect to any description therein of the Collateral Trustee and its obligations under the Collateral Trust Agreement.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1 Trust Existence; Compliance With Law. The Borrower (a) is a statutory business trust duly formed and validly existing under the laws of the State of Delaware, (b) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged and is contemplated to engage pursuant to the Facility Documents, (c) is duly qualified to do business and, to the extent applicable, is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith, in the aggregate, would not be materially likely to have a Material Adverse Effect.

          4.2  Power; Authorization; Enforceable Obligations.
The Borrower has the power and authority, and the legal right, to execute, deliver and perform the Program Documents to which it is a party and to borrow hereunder and has taken all necessary action required by applicable Requirements of Law and the Owner Trust Agreement to authorize the Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Program Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, equity holders or creditors of the Borrower) is required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Program Documents to which the Borrower is a party (other than the filing of UCC-1 Financing Statements pursuant to the Collateral Trust Agreement). This Agreement has been, and each other Program Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Program Document, when executed and delivered, will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.3 No Legal Bar. The execution, delivery and performance of the Program Documents to which it is a party, the Borrowings hereunder and use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation applicable to the Borrower or any of its assets, and (b) will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Liens contemplated by the Collateral Trust Agreement and the Depositary Agreement.

          4.4  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Facility Documents or any of the transactions contemplated thereby or (b) which would be materially likely to have a Material Adverse Effect.

          4.5 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations which would be materially likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.6 Security Interest. No Lien exists upon any of the Borrower's property, assets or revenues, except for Liens created pursuant to the Collateral Trust Agreement and the Depositary Agreement; the Borrower is and will be the lawful owner of, and has and will have good title to, all Collateral and, at the date of each deposit thereof, Deposited Funds, in each case free and clear of all Liens except the lien and security interest granted pursuant to the Collateral Trust Agreement and the Depositary Agreement.

          4.7 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by the Borrower and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted against the Borrower or any of its property (other than claims which, in the good faith judgment of the Borrower, are invalid), with respect to any such tax, fee or other charge.

          4.8 Federal Regulations. No part of the proceeds of any Loans or the sale of any Commercial Paper will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose that violates the provisions of the Regulations of the Board. The Borrower is not engaged, principally or as one of its important primary activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          4.9 ERISA. No Plan is maintained or participated in by the Borrower, and neither the Borrower nor any Commonly
Controlled Entity of the Borrower has any liability to PBGC under ERISA.

          4.10 Securities Laws. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Pursuant to the exemption set forth in Section 3(a)(3) of the Securities Act, it is not necessary in connection with the offer, sale and delivery of the Commercial Paper Notes to register the Commercial Paper Notes under the Securities Act. The Collateral Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the Lien in favor of the Secured Parties under the Collateral Trust Agreement does not require an indenture to be qualified under the Trust Indenture Act of 1939, as amended.

          4.11 Ownership of Securities, etc. The Borrower owns no Equity Securities or debt securities of, or other interest in, any Person, except as expressly permitted by Section 7.4.

          4.12 Collateral Trust Agreement. The Collateral Trust Agreement is effective to create in favor of the Collateral Trustee for the benefit of the Secured Parties a valid Lien on the Collateral and, in the case of the Collateral described in paragraphs (i), (ii) and (iii) of Section 4.1 of the Collateral Trust Agreement and the proceeds thereof, when the Series 1998-1 Class A Security is delivered to the Collateral Trustee or financing statements in appropriate form are filed with the Secretary of State of Delaware, the Collateral Trust Agreement shall constitute a first priority perfected Lien on such Collateral, in each case enforceable as such against creditors of and purchasers from the Borrower, except to the extent enforceability of such Lien may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          4.13  Financial Condition of the Borrower.  The
Borrower is solvent and is not the subject of any proceeding of the type described in Section 8(e).

          SECTION 5.  CONDITIONS PRECEDENT

          5.1 Conditions to Effectiveness. This Agreement shall become effective on the first day (the "Closing Date") on which all of the following conditions precedent have been satisfied (or waived in accordance with the terms hereof):

          (a) Agreement. The Administrative Agent shall have received (i) this Agreement, executed on behalf of the Borrower by the Owner Trustee acting through a duly authorized officer of the Owner Trustee and executed by the Administrative Agent and (ii) from each Lender, an Addendum executed by such Lender.

          (b) Collateral Trust Agreement. The Administrative Agent shall have received the Collateral Trust Agreement, duly executed by the Administrative Agent and the Collateral Trustee and on behalf of the Borrower by the Owner Trustee.

          (c) Other Facility Documents. The Administrative Agent shall have received each of the Administration Agreement, the Owner Trust Agreement, the Metris Pooling and Servicing Agreement, the Master Trust Purchase Agreement, the Series 1998-1 Supplement and the Depositary Agreement, in each case duly executed by the respective parties thereto.

          (d) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                    (i)  the executed legal opinion of Skadden,
          Arps, Slate, Meagher & Flom LLP, counsel to the
          Borrower, substantially in the form of Exhibit F-1;

                    (ii)  the executed legal opinion of Jill
          Barclift, General Counsel of Metris Companies Inc., substantially in the form of Exhibit F-2;

                    (iii)  the executed legal opinions of
          Richards, Layton & Finger, counsel to the Owner
          Trustee, substantially in the form of Exhibit G-1; and

                    (iv)  the executed legal opinion of Dorsey &
          Whitney, counsel to the Collateral Trustee, substantially in the form of Exhibit G-2.

          (e) Trust Documents. The Administrative Agent shall have received a true and complete copy of the certificate of trust of the Borrower, certified as a true and correct copy thereof by an authorized officer of the Owner Trustee.

          (f) Incumbency Certificate. The Administrative Agent shall have received a certificate as to the incumbency and signature of the officers or other employees of the Owner Trustee authorized to sign the Program Documents to which the Borrower is a party for the Owner Trustee on behalf of the Borrower and any certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Owner Trustee.

          (g) Administrator Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of the Administrator authorizing the execution, delivery and performance of the Administration Agreement and the other Program Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Administrator, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (h)  Administrator Corporate Documents.  The
     Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Administrator, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Administrator, and a good standing certificate from the Secretary of State of Delaware.

          (i) Administrator Incumbency Certificate. The Administrative Agent shall have received a certificate, as to the incumbency and signature of the officers or other employees of the Administrator authorized to sign the Administration Agreement and the other Program Documents to which it is a party and any certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Administrator.

          (j) Payment of Other Fees. The Administrative Agent shall have received, for its own account and the account of the Lenders, all fees agreed to be paid on or prior to the Closing Date.

          (k) Certificate of Lenders. The Administrative Agent shall have received a certificate from each of the Lenders substantially in the form of Exhibit H.

          (l)  Commercial Paper Account.  The Administrative
     Agent shall have received satisfactory evidence that the Commercial Paper Account has been established.

          (m) 364-Day Liquidity Agreement. The Administrative Agent shall have received satisfactory evidence that the "Closing Date" under and as defined in the 364-Day Liquidity Agreement will occur concurrently with the occurrence of the Closing Date hereunder.

          (n) Class A Security; etc. (i) The Administrative Agent shall have received (x) a copy of the Series 1998-1 Class A Security, duly executed and delivered by MRI and authenticated by or on behalf of the Trustee and (y) one or more opinions with respect to tax and other matters, in form and substance reasonably satisfactory to the Administrative Agent and (ii) the conditions to the issuance of the Class A Security specified in Section 4.14 of the Series 1998-1 Supplement and Section 5.1 of the Series 1998-1 Class A Security Purchase Agreement shall have been satisfied.

          (o) Payment of Accrued Commitment Fees. The Administrative Agent shall have received, for the account of the lenders under the Fingerhut Owner Trust Amended and Restated Liquidity Agreement dated as of May 26, 1995, all accrued unpaid commitment fees and any other amounts owing under such Liquidity Agreement.

          (p) Payment of Other Fees. The Administrative Agent shall have received, for its own account and the account of the Lenders, all fees agreed to be paid on the Closing Date.

          5.2 Conditions Precedent to Each Credit Utilization. The right of the Borrower to make any Credit Utilization is subject to the conditions that at the time of each such Credit Utilization and after giving effect thereto and to all other transactions pursuant to the Facility Documents on such day, including, without limitation, the issuance and repayment of Commercial Paper and the borrowing and repayment of Loans:

          (a)  Borrowing Base; Class A Percentage.  (i) The
     Credits Outstanding on such day shall not exceed the Borrowing Base and (ii) the Class A Percentage on such day shall not exceed 97%.

          (b) Maximum Aggregate Commitment. The sum on such day of (i) Credits Outstanding and (ii) the excess, if any, of
     (x) the Interest Component of the outstanding Commercial Paper over (y) all funds then on deposit in the Interest Reserve Subaccount (except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process) shall not exceed the sum of the Maximum Aggregate Commitment and the 364-Day Maximum Aggregate Commitment.

          (c) Ratings. (i) With respect to the right of the Borrower to issue Commercial Paper only, the Commercial Paper issued shall be rated A-1 or better by S&P, P-1 or better by Moody's, and an equivalent rating by each of the other Rating Agencies.

          (d)  No Default or Event of Default.  No Default or
     Event of Default shall have occurred and be continuing and no Default or Event of Default will result from such Credit
     Utilization.

          (e)  Representations and Warranties.  All
     representations and warranties of the Borrower and the Administrator contained in this Agreement and the other Program Documents shall, in each case, be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such Credit Utilization.

          (f) Offering Memorandum. With respect to the right of the Borrower to issue Commercial Paper only, the portion, if any, of each credit report, offering memorandum or information circular, other than the initial Commercial Paper Memorandum, to be used by the Borrower in connection with the offer or sale of the Commercial Paper which describes a Lender either (i) shall have been approved by such Lender or (ii) shall not have been objected to in writing delivered to the Administrator within 10 Business Days after receipt by such Lender of such portion of such document.

          (g) Accounts. The Collateral Account, the Commercial Paper Account, the Reserve Account and the Non-Pro Rata Funding Account and any funds on deposit in, or otherwise to the credit of, the Collateral Account, the Commercial Paper Account, the Reserve Account and the Non-Pro Rata Funding Account shall not be subject to any writ, order, stay, judgment, warrant of attachment or execution of similar process.

          (h) Required Reserve Account Funded Amount. With respect to the right of the Borrower to issue Commercial Paper only, the amount on deposit in the Reserve Account with respect to each Downgraded Lender which is obligated to make Non-Pro Rata Reserve Account Loans is greater than or equal to the Required Reserve Account Funded Amount of such Downgraded Lender (after giving effect to such issuance of Commercial Paper).

          (i) Commercial Paper Interest Component. With respect to the right of the Borrower to issue Commercial Paper only, the Interest Component of such Commercial Paper (expressed as a per annum rate) shall not exceed 9.625% unless (i) the Interest Component of such Commercial Paper (expressed as a per annum rate) does not exceed 0.30% plus LIBOR (as defined in the Series 1998-1 Supplement) in effect on the most recent Interest Accrual Period Commencement Date (as defined below) occurring on or prior to the date of issuance of such Commercial Paper and (ii) the stated maturity date of such Commercial Paper occurs prior to the Interest Accrual Period Commencement Date next succeeding the date of issuance of such Commercial Paper. As used in this paragraph, "Interest Accrual Period Commencement Date" means the first day of any Interest Accrual Period.

          (j) Commercial Paper Principal Component. With respect to the right of the Borrower to issue Commercial Paper only, after giving effect to such issuance, the aggregate Principal Component of all outstanding Commercial Paper (minus all funds then on deposit in the Principal Subaccount, the Reserve Account and the Non-Pro Rata Funding Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process) shall not exceed the Series 1998-1 Class A Invested Amount.

          (k) Class A Maximum Invested Amount. With respect to the right of the Borrower to issue Commercial Paper only, after giving effect to such issuance, the sum of (i) the aggregate Principal Component of all outstanding Commercial Paper (minus all funds then on deposit in the Principal Subaccount, the Reserve Account and the Non-Pro Rata Funding Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process) and (ii) the excess, if any, of (x) the Interest Component of all outstanding Commercial Paper over (y) all funds then on deposit in the Interest Reserve Subaccount (except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process) shall not exceed the Series 1998-1 Class A Maximum Invested Amount.

The Borrower hereby agrees that each Credit Utilization constitutes a representation and warranty by the Borrower that the conditions specified above are then satisfied and will be satisfied after giving effect thereto.

          5.3 Conditions Precedent to Making of Each Refunding Loan, Non-Pro Rata Revolving Loan or Initial Non-Pro Rata Reserve Account Loan. The obligation of each Lender to make any Refunding Loan or Non-Pro Rata Revolving Loan or its initial Non-Pro Rata Reserve Account Loan is subject to the condition that at the time of making any such Refunding Loan or Non-Pro Rata Revolving Loan or initial Non-Pro Rata Reserve Account Loan and after giving effect thereto and to all other transactions pursuant to the Facility Documents on such day:

          (a)  Borrowing Base; Class A Percentage.  (i) The
     Credits Outstanding on such day shall not exceed the Borrowing Base and (ii) the Class A Percentage on such day shall not exceed 97%.

          (b) Maximum Aggregate Commitment. The sum on such day of (i) Credits Outstanding and (ii) the excess, if any, of
     (x) the Interest Component of the outstanding Commercial Paper over (y) all funds then on deposit in the Interest Reserve Subaccount (except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process) shall not exceed the sum of the Maximum Aggregate Commitment and the 364-Day Maximum Aggregate Commitment.

          (c) Bankruptcy Events. No Event of Default described in clause (i), (ii) or (iii) of Section 8(e) shall have occurred and be continuing, in each case with respect to the Borrower.

          (d) Lender's Commitment. The aggregate outstanding principal amount of the Loans made by any Lender shall not exceed such Lender's Commitment.

The Borrower hereby agrees that each Borrowing by the Borrower of a Refunding Loan, a Non-Pro Rata Revolving Loan or the initial Non-Pro Rata Reserve Account Loan of any Lender shall constitute a representation and warranty by the Borrower that the conditions contained in this Section 5.3 are then satisfied and will be satisfied after giving effect thereto.

          SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Commercial Paper Note remains outstanding and unpaid, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative
Agent hereunder, the Borrower shall:

          6.1  Financial Statements.  Furnish to the
Administrative Agent (with sufficient copies for each Lender), as soon as available, but in any event within 100 days after the end of each fiscal year, commencing with fiscal year 1998, a copy of the audited balance sheet of the Borrower as at the end of such year and the related audited statements of income and retained earnings for such year, setting forth in each case in comparative form the figures for the previous year, reported on without any material qualification by independent certified public accountants of nationally recognized standing; which financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to the
Administrative Agent (with, except in the case of Daily Reports, sufficient copies for each Lender):

          (a) all notices, financial statements, audit reports and similar writings the Borrower receives pursuant to the Series 1998-1 Supplement or the Depositary Agreement and copies of all offering materials not previously furnished to the Administrative Agent that are in the possession of the Borrower;

          (b) concurrently with the delivery of the financial statements referred to in Section 6.1, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (c) concurrently with the delivery of the financial statements referred to in Section 6.1, a certificate of a Responsible Officer of the Administrator stating that, to the best of such Officer's knowledge, (i) such financial statements present fairly the financial condition and results of operations of the Borrower for the period referred to therein and (ii) no Default or Event of Default except as specified in such certificate has occurred and is continuing;

          (d)  concurrently with the delivery to the Borrower,
     (i) each Master Trust Settlement Statement, (ii) at the request of the Administrative Agent, each Master Trust Daily Report and (iii) any other report or statement delivered pursuant to the Basic Documents;

          (e) promptly, upon receipt thereof, copies of all annual certificates or special procedures letters delivered by certified public accountants with respect to the Master
     Trust Investor Certificates or Metris Master Trust;

          (f) promptly, upon receipt thereof, copies of all written communications from the Rating Agencies; and

          (g) promptly, such additional financial and other information with respect to the Facility Documents or the Borrower as the Administrative Agent or any Lender may from time to time reasonably request.

          6.3  Maintenance of Existence; Governmental
Obligations; Compliance with Contractual Obligations, Requirements of Law. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.5; pay all taxes, pension obligations, including obligations under ERISA, if any, and other governmental claims in respect of Borrower's operations and assets; comply with all material Contractual Obligations and Requirements of Law; file and record all documents, financing statements and continuation statements that are necessary or appropriate to perfect the Collateral Trustee's security interest in the Collateral pursuant to the Collateral Trust Agreement.

          6.4 Inspection of Property; Books and Records; Discussions. (a) Keep proper books and records of account in which full, true and correct entries in conformity with GAAP and all applicable Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and
(b) permit representatives of the Administrative Agent and any Lender to examine and make abstracts from any of its books and records without charge to the Administrative Agent or such Lender and to discuss the business, operations and financial condition of the Borrower with officers and employees of the Borrower and, after consultation with the Borrower, with its independent certified public accountants, but in each case only (i) upon reasonable request and notice and (ii) during normal business hours, all as the Administrative Agent or any Lender may reasonably deem appropriate for the purpose of verifying the accuracy of various reports delivered by or on behalf of the Borrower to the Administrative Agent and/or the Lenders pursuant to this Agreement or any other Program Document or for otherwise ascertaining compliance with this Agreement or any other Program Document. Except during the continuance of any Event of Default, all requests by Lenders under this Section 6.4 shall be made through and coordinated by the Administrative Agent with a view to minimizing inconvenience to the Borrower.

          6.5  Notices.  Promptly give notice to the
Administrative Agent and each Lender of:

          (a) the occurrence of any Default, Event of Default or Administrator Termination Event;

          (b)  any default or event of default under any material
     Contractual Obligation of the Borrower;

          (c) any litigation, and any investigation or proceeding of which the Borrower has knowledge, specifically relating to the Borrower; and

          (d) a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower.

Each notice pursuant to this Section 6.5 shall be accompanied by a statement of a Responsible Officer of the Administrator setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. The Borrower shall send a copy of each notice pursuant to Section 6.5(a) to each Rating Agency.

          SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Commercial Paper Note remains outstanding and unpaid, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not directly or indirectly:

          7.1 Limitation on Activities of the Borrower. Engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated by the Facility
Documents or the 364-Day Liquidity Agreement.

          7.2 Limitation on Indebtedness, Guarantees. Create, incur, assume or suffer to exist any (a) Indebtedness, except
(i) obligations incurred or owing to the Lenders under this Agreement, (ii) the Commercial Paper Notes, (iii) the administration fee provided for in the Administration Agreement and (iv) liabilities contemplated by any Facility Document or the 364-Day Liquidity Agreement or (b) obligation pursuant to any Guarantee.

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey or encumber any existing or future right to receive any income or payments, except for Liens created pursuant to the Collateral Trust Agreement and the Depositary Agreement.

          7.4  Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a)  purchase of any interest in the Series 1998-1
     Class A Security pursuant to and in accordance with the Series 1998-1 Supplement; and

          (b) investments of amounts on deposit in the Collateral Account, the Non-Pro Rata Funding Account and the
     Reserve Account permitted by the Collateral Trust Agreement.

          7.5 Limitation on Fundamental Changes and Sale of Assets. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets, including, without limitation, the Series 1998-1 Class A Security, except as contemplated by the Collateral Trust Agreement, the Depositary Agreement or the Owner Trust Agreement.

          7.6  Limitation on Payments, Capital Expenditures.
Make any payment to any Person (including, without limitation, any salaries or bonuses) or make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personal), except as contemplated by the Facility Documents or the 364-Day Liquidity Agreement.

          7.7 Other Agreements. (a) Become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Facility Documents or the 364-Day Liquidity Agreement or documents and agreements incidental thereto or contemplated by the Facility Documents or the 364-Day Liquidity Agreement, or establish or maintain a Plan or have any liability to PBGC under ERISA or issue any power of attorney except to the Collateral Trustee and except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Borrower which are not inconsistent with the terms of the Collateral Trust Agreement.

          (b) Agree to, consent to, or request the cancellation, termination, amendment, supplementation, modification, extension or waiver of any of the provisions of any Facility Document, unless (i) the Borrower receives the prior written consent of the Majority Lenders, (ii) the Owner Trustee shall have taken all steps necessary to enable it to take such action pursuant to
Section 4.1 of the Owner Trust Agreement and (iii) such cancellation, termination, amendment, supplement, modification, extension or waiver would not result in a withdrawal or downgrade of the ratings of the outstanding Commercial Paper Notes referred to in Section 5.2(c) or the ratings of the Series 1998-1 Class A Security referred to in Section 5.1(b) of the Series 1998-1 Class A Security Purchase Agreement; provided, however, that (x) the Borrower may cancel, terminate, amend, supplement, modify or waive provisions of the Commercial Paper Agreement, the Commercial Paper Notes and the Owner Trust Agreement so long as no such cancellation, termination, amendment, supplement, modification, extension or waiver would adversely affect the Lenders; (y) the Borrower may not extend the time for payment, or reduce the amount, of any amount of money payable to or for the account of the holder of the Series 1998-1 Class A Security under any provision of the Series 1998-1 Supplement, in each case without the consent of all Lenders (except that, with respect to extending the Expiration Date (and extending the scheduled termination date of the Revolving Period, the Scheduled Series Termination Date and the Series 1998-1 Amortization Period Commencement Date by corresponding lengths of time), no consent of a Non-Extending Lender shall be necessary) and (z) no provision of Section 8 of the Collateral Trust Agreement may be amended, supplemented, modified or waived, and no material portion of the Collateral may be released, without the written consent of all the Lenders. The Borrower will give the Rating Agencies and the Administrative Agent at least five Business Days' prior written notice of any such cancellation, termination, amendment, supplement, modification, extension or waiver of any of the Facility Documents. The Administrative Agent shall promptly deliver any such notice received by it to the Lenders.

          (c) Without the prior written consent of the Administrative Agent (which may, in accordance with its rights under Section 9, or shall, at the direction of the Majority Lenders, provide such consent), exercise any right, remedy, power or privilege available to it with respect to the Master Trust Servicer or the Master Trust Trustee under the Series 1998-1 Supplement or the Metris Pooling and Servicing Agreement or the Administrator under the Administration Agreement, take any action to compel or secure performance or observance by the Master Trust Servicer or the Master Trust Trustee of its obligations to the Borrower under the Series 1998-1 Supplement or the Metris Pooling and Servicing Agreement or the Administrator under the Administration Agreement, or give any consent, request, notice, direction, approval, extension or waiver to the Master Trust Servicer or the Master Trust Trustee under the Series 1998-1 Supplement or the Metris Pooling and Servicing Agreement or the Administrator under the Administration Agreement, not required to be exercised, taken, observed or given by the Borrower pursuant to the terms of the Series 1998-1 Supplement, the Metris Pooling and Servicing Agreement or the Administration Agreement, as the case may be.

          7.8 Commercial Paper Notes. (a) Fail to comply with all laws and regulations applicable to the offering, issuance, sale or delivery of Commercial Paper Notes or (b) sell any Commercial Paper Notes if (i) the applicable conditions to such sale set forth in Section 5.2 have not been satisfied or (ii) any changes have been made to the Commercial Paper Memorandum or other offering material to be used in connection with the offering, issuance, sale or delivery of any Commercial Paper Notes, insofar as such pertains to any Lender, the Administrative Agent or the Collateral Trustee or their respective obligations hereunder or under the transactions contemplated hereby, unless either (x) such changes shall have been approved by such Lender, the Administrative Agent or the Collateral Trustee, as the case may be, or (y) such changes shall not have been objected to in writing delivered to the Administrator within 10 Business Days after receipt by such Lender, the Administrative Agent or the Collateral Trustee, as the case may be, of a copy thereof.

          7.9 Amendment of Organizational Certificate. Amend its certificate of trust without the consent of the Majority Lenders and the Rating Agencies, provided, however, that (a) the Borrower may change the name and address (but not the identity) of the Owner Trustee listed in such certificate without the consent of the Lenders or the Rating Agencies (so long as the Administrative Agent shall have been given prior written notice thereof), and (b) upon payment in full of the Obligations, the Borrower may amend such certificate without the consent of the Lenders.

          7.10 Series 1998-1 Class A Security. (a) Increase the Series 1998-1 Class A Invested Amount unless the following conditions precedent have been satisfied with respect thereto on the date of such increase:

          (i) no Series 1998-1 Pay Out Event shall have occurred and be continuing or would occur after giving effect to such increase;

          (ii) all conditions precedent to such increase set forth in the Series 1998-1 Supplement shall have been satisfied;

          (iii)  the conditions to a Credit Utilization
     consisting of either a Revolving Loan or the issuance of Commercial Paper could be satisfied as of such date;

          (iv) all representations and warranties of MRI and the Master Trust Servicer contained in the Metris Pooling and Servicing Agreement and the Master Trust Purchase Agreement shall, in each case, be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the day of such increase, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties shall be true and correct on and as of such date; and

          (v)  (A) the Administrative Agent shall have received
     (x) a copy of the Series 1998-1 Class A Security, duly executed and delivered by MRI and authenticated by or on behalf of the Master Trust Trustee and (y) one or more opinions with respect to tax and other matters, in form and substance reasonably satisfactory to the Administrative Agent and (B) the conditions to the issuance of the Series 1998-1 Class A Security specified in Section 4.14 of the Series 1998-1 Supplement and Section 5.1 of the Series 1998-1 Class A Security Purchase Agreement shall have been satisfied.

          (b) Increase the Maximum Aggregate Commitment pursuant to Section 2.8 unless, on the date of such increase, (i) after giving effect thereto, the Series 1998-1 Class A Invested Amount shall equal or exceed the Maximum Aggregate Commitment and (ii) the sum of the Class B Invested Amount and the CTO Invested Amount (as each such term is defined in the Series 1998-1 Supplement) shall have been increased in a manner satisfactory to the Majority Lenders.

          SECTION 8.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a) The Borrower shall fail to pay any principal of any Loan or any amount in respect of any Commercial Paper Note when due in accordance with the terms hereof or thereof (unless, in the case of Commercial Paper Notes, such failure is a result of the failure of a Lender to make a Refunding Loan required to be made by it hereunder); or the Borrower shall fail to pay any interest on any Loan, or any fee or other amount payable hereunder, and such failure shall continue unremedied for a period of five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; provided, however, that the failure to pay any amount due under Section 2.17, 2.18, 2.19 or 2.20 shall not constitute an Event of Default unless such failure shall continue unremedied for 90 days after such amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Program Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any respect material to the interests of the Lenders on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 2.21, 3, 6.5(a) or 7 of this Agreement or in Section 4.1 or 4.2 of the Collateral Trust Agreement; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), or in any other Program Document, and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Majority Lenders; or

          (e) (i) The Borrower, MRI or the Metris Master Trust shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, MRI or the Metris Master Trust shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, MRI or the Metris Master Trust any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, MRI or the Metris Master Trust any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, MRI or the Metris Master Trust shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower, MRI or the Metris Master Trust shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or covered by insurance) of $10,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (g) The Collateral Trust Agreement shall cease, for any reason, to be in full force and effect or any other Facility Document shall cease, for any reason, to be in full force and effect other than as permitted in accordance with its terms; or

          (h) The Master Trust Servicer shall fail to make any payment, transfer or deposit or shall fail to give instructions or notice to the Master Trust Trustee pursuant to Article IV of the Metris Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of the Metris Pooling and Servicing Agreement; provided, however, that any such failure caused by a non-willful act of the Master Trust Servicer shall not constitute an Event of Default if the Master Trust Servicer promptly remedies such failure within five Business Days after receiving notice of such failure or otherwise becoming aware of such failure; or

          (i) MRI shall fail (i) to make any payment or deposit required to be made by MRI by the terms of (x) the Metris Pooling and Servicing Agreement or (y) the Series 1998-1 Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein, (ii) to perform in all material respects MRI's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (iii) duly to observe or perform in any mate rial respect any covenants or agreements of MRI set forth in the Metris Pooling and Servicing Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the interests of the Lenders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to MRI by the Administrative Agent or the Majority Lenders; or

          (j) Any representation or warranty made by MRI in the Metris Pooling and Servicing Agreement or the Series 1998-1 Supplement, (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to MRI by the Administrative Agent or the Majority Lenders, and (ii) as a result of which the interests of the Lenders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that an Event of Default pursuant to this paragraph (d) shall not be deemed to have occurred hereunder if MRI has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Metris Pooling and Servicing Agreement; or

          (k) A Master Trust Servicer Default shall have occurred and be continuing; provided, however, that such Master Trust Servicer Default shall be an Event of Default only if in the good faith judgment of the Majority Lenders such Master Trust Servicer Default would have a Material Adverse Effect on the collectibility of the Loans and the Administrative Agent shall have notified the Borrower in writing that such determination has been made; or

          (l) An Administrator Termination Event shall have occurred and be continuing; or

          (m) The Borrower, MRI or Metris Master Trust shall become required to register under the Investment Company Act of 1940, as amended, as an "investment company" (as defined in such act); or

          (n) An "Event of Default" under and as defined in the 364-Day Liquidity Agreement shall have occurred and be continuing; or

          (o)  As of any Determination Date, the Class A
     Percentage shall equal 100%;

then, and in any such event, the Administrative Agent and the Lenders shall have the following rights: If such event is an Event of Default specified in paragraph (e), (m) or (o) of this
Section 8, (x) automatically the right of the Borrower to sell any Commercial Paper Notes shall immediately terminate and (y) automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable (provided, however, that such termination shall not affect the obligations of the Lenders to make additional Refunding Loans upon satisfaction of the applicable conditions precedent thereto). If such an event is an Event of Default other than an Event of Default specified in paragraph (e), (m) or (o) of this
Section 8, any or all of the following actions may be taken: (A) with the consent of the Majority Lenders the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrower and the Depositary with respect to Commercial Paper Notes, terminate the right of the Borrower to sell Commercial Paper Notes, whereupon such right shall immediately terminate; and (B) with the consent of the Majority Lenders the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (C) with the consent of the Majority Lenders the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable (provided, however, that any such declaration referred to in clause (B) or (C) above shall not affect the obligations of the Lenders to make additional Refunding Loans upon satisfaction of the applicable conditions precedent thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, and each such Lender hereby irrevocably authorizes the Administrative Agent, as agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Program Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Program Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Program Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          9.3  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Program Document (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Program Party contained in this Agreement, the other Program Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Program Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Program Documents or any such certificate, report, statement or other document or for any failure of any Program Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Program Documents or any such certificate, report, statement or other document, or to inspect the properties, books or records of any Program Party.

          9.4 Reliance by Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount payable hereunder as the payee thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Program Document unless it shall first receive such advice or concurrence of the Majority Lenders or, if otherwise specifically set forth herein, all Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Majority Lenders, or if otherwise specifically set forth herein, all Lenders, shall be entitled to direct the Administrative Agent in taking action under this Agreement and the other Program Documents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Program Documents in accordance with a request of the Majority Lenders or, if otherwise specifically set forth herein, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if otherwise specifically set forth herein, all Lenders); provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Program Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder (which shall in each case be furnished promptly to the Lenders), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Program Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date of payment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Program Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or wilful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with, the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Program Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and following the appointment of a successor Administrative Agent in accordance with the provisions of this Section 9.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Administrative Agent a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing by the Borrower hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          9.10 Administrative Agent's Fee. The Borrower shall pay the Administrative Agent the agency fee referred to in the separate letter agreement between the Administrative Agent and Metris.

          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. (a) No provision of this Agreement may be amended, waived, supplemented, modified, restated, discharged or terminated without the written consent of the Administrative Agent, the Majority Lenders and the Borrower; provided, however, that no such amendment, waiver, supplement, modification, restatement, discharge or termination shall (i) reduce the principal amount or extend the maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of any fees or commissions receivable by the Lenders hereunder, or change the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of Section 7.7(b) or (c) or of this Section 10.1, or reduce the percentage specified in the definition of Majority Lenders or otherwise reduce any other stated percentage of Lenders required to grant any consent pursuant to this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent.

          (b) Unless otherwise specified herein or therein, no provision of the Program Documents (other than this Agreement) may be amended, waived, supplemented, modified, restated, discharged or terminated without the written consent of the Administrative Agent, the Majority Lenders and the Borrower; provided, however, that (i) no such amendment, waiver, supplement, modification, restatement, discharge or termination shall reduce the amount of any fees or commissions receivable by the Lenders under the Administration Agreement without the written consent of all the Lenders, (ii) any provision of the Program Documents which by its terms requires the written consent of all the Lenders shall not be amended, waived, supplemented, modified, restated, discharged or terminated without prior written consent of all the Lenders and (iii) any provision of the Commercial Paper Agreement, the Commercial Paper Notes and the Owner Trust Agreement (unless otherwise specified in any provision thereof) may be amended, waived, supplemented, modified, restated, discharged or terminated without the consent of the Lenders (but not without a confirmation by each Rating Agency of the ratings of the Commercial Paper) if such amendment, waiver, supplement, modification, restatement, discharge or termination would not adversely affect the Lenders.

          (c) No amendment, waiver, supplement, modification, restatement, discharge or termination pursuant to this Section
10.1 shall be made without a confirmation by each of the Rating Agencies that such action will not result in a withdrawal or downgrade of the ratings of the outstanding Commercial Paper Notes referred to in Section 5.2(c) or the ratings of the Series 1998-1 Class A Security referred to in Section 5.1(b) of the Series 1998-1 Class A Security Purchase Agreement.

          (d) Any amendment, waiver, supplement, modification, restatement, discharge or termination approved in accordance with this Section 10.1 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the obligations owing by the Borrower hereunder. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire furnished to the Administrative Agent in the case of the Lenders, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing by the Borrower hereunder:

                                        The Borrower:
                                   METRIS OWNER TRUST

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware  19890
                                   Attention:  Corporate Trust
Administration

Telecopy:  302-651-8882

                                        The Administrative Agent:
                                   THE CHASE MANHATTAN BANK
                                   270 Park Avenue
                                   New York, New York  10017
                                   Attention: Gail Weiss
                                                       Telecopy:
                                   212-270-1789

                                   With a copy to:
                              CHASE AGENCY SERVICES GROUP
                                   One Chase Manhattan Plaza
                                   New York, New York 10081
                                   Attention: Janet Belden
                                   Telecopy:  212-552-5658

provided, however, that any notice, request or demand to or upon the Lenders or the Administrative Agent pursuant to Sections 2.3, 2.6, 2.7 and 2.11 shall not be effective until received by the party or parties to whom such notice, request or demand is sent.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender or the Administrative Agent, any right, remedy, power or privilege hereunder, and no course of dealing between the Borrower and any Lender, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

          10.4 Survival of Representations and Warranties. All representations and warranties made by the Borrower hereunder, in any of the other Program Documents and in any other document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses and Taxes.  Subject to
Section 10.15, the Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Facility Documents and any amendment, supplement or modification to this Agreement and the other Facility Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender for the reasonable fees and disbursements of counsel to such Lender incurred in connection with the preparation, execution and delivery of the opinion referred to in Section 5.1(d)(ii), (c) to pay or reimburse the Administrative Agent and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Facility Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Lenders, (d) to pay, indemnify and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any of the other Facility Documents and any such other documents, and (e) to pay, indemnify and hold each Lender and the Administrative Agent, and their respective directors, trustees, officers, employees, agents and affiliates, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any of the other Facility Documents and any such other documents. The obligation of the Borrower to make any payment pursuant to this Section 10.5 shall be payable solely from amounts, if any, available therefor pursuant to Section 5.3(a)(ii)(I) or Section 5.3(b)(v) of the Collateral Trust Agreement.

          10.6 Successors and Assigns; Participation. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the obligations of the Borrower owing hereunder and their respective successors and assigns; provided, however, that the Borrower shall not assign or transfer any or all its rights and obligations hereunder without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Commitment and its Loans for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits, and subject to the requirements, of Sections 2.17, 2.18, 2.19, 2.20, 2.23 and 10.5
with respect to its participation in the Commitment and the Loans outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In the event of any such sale by a selling Lender of a participating interest to a Participant the selling Lender shall not grant any such Participant any voting rights or veto power over any action by the selling Lender under this Agreement, except that the selling Lender may agree not to take any action which would require the consent of such selling Lender under Section 10.1(a) or (b) without the consent of such Participant.

          (c) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time sell all or any part of its rights and obligations under this Agreement to any Lender or any affiliate thereof and (ii) with the consent of the Administrative Agent and the Borrower (which in each case shall not be unreasonably withheld or delayed) and subject to at least 10 days' advance notice to the Rating Agencies, sell to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit A (an "Assignment and Acceptance"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent and the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) such Purchasing Lender is an Eligible Assignee,
(B) such Purchasing Lender delivers to the Rating Agencies such opinions of counsel as may be required by the Rating Agencies as to the enforceability of this Agreement against such Purchasing Lender, (C) such Assignment and Acceptance is accompanied by a confirmation by each Rating Agency of the ratings of the outstanding Commercial Paper and (D) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement), the transferor Lender (together with any Lender which is an affiliate of such transferor Lender) shall retain a Commitment and/or Loans aggregating not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in the Assignment and Acceptance) determined pursuant to the Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement.

          (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and the principal amount of any Loans of each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession which has been delivered to such Lender pursuant to this Agreement or which has been delivered to such Lender in connection with such Lender's credit evaluation prior to becoming a party to this Agreement; provided, that, prior to any such disclosure of information designated by the Borrower as confidential, each Transferee or prospective Transferee shall execute an agreement whereby such Transferee or prospective Transferee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon the request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's expense, a promissory note (each, a "Note"), substantially in the form of Exhibit I, evidencing the Loans made by such Lender.

          10.7 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(e) or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Copies of this Agreement executed by all parties hereto shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

          10.11  Acknowledgements.  The Borrower hereby
acknowledges that:

          (a) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent and Lenders (in their capacities as such), on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

          (b) no joint venture, partnership or any other kind of entity has been created among the Lenders or among the Borrower and the Lenders as a result of the execution, delivery and performance by the Lenders and the Borrower of this Agreement.

          10.12 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto agrees that a final judgment in any New York State court or any Federal court of the United States of America sitting in New York City, or any appellate court with respect to any of the foregoing, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Administrative Agent may have to bring any action or proceeding relating to this Agreement or the other Program Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b)  The Borrower hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Program Documents in any New York State or Federal court, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          10.13  WAIVERS OF JURY TRIAL.  EACH PARTY HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER
PROGRAM DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.14 No Bankruptcy Petition. Each Lender and the Administrative Agent, severally and not jointly, hereby covenants and agrees that prior to (a) in the case of the Borrower, the date which is one (1) year and one (1) day after the later to occur of the Scheduled Termination Date and the payment in full of all Commercial Paper Notes and (b) in the case of MRI and Metris Master Trust, the date which is one (1) year and one (1) day after payment in full of all invested amounts of all Series (as defined in the Metris Pooling and Servicing Agreement, it will not institute against, or join any other Person in instituting against, the Borrower, Metris Master Trust or MRI any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Nothing in this Section 10.14 shall preclude, or be deemed to estop, any Lender or the Administrative Agent from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Borrower, Metris Master Trust or MRI under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Borrower, Metris Master Trust or MRI that is filed or commenced by or on behalf of a Person other than any such Lender or the Administrative Agent (or any Person to which any such Lender or the Administrative Agent shall have assigned, transferred or otherwise conveyed any part of the obligations of the Borrower, Metris Master Trust or MRI hereunder) under or pursuant to any such law.

          10.15 Limited Recourse. The obligations of the Borrower under this Agreement and all other Program Documents are solely the obligations of the Borrower. Except as otherwise provided in the Program Documents, no recourse shall be had for the payment of any amount owing in respect of Loans or for the payment of any fee or other obligation or claim arising out of or based upon this Agreement or any other Program Document against any holder of beneficial interest of the Borrower; provided, however, that nothing in this Section 10.15 shall relieve any such holder from any liability which any such holder may otherwise have as a result of such holder's willful misconduct. For purposes of this Section 10.15 the term "holder of beneficial interest" shall mean and include such holder of beneficial interest and all affiliates, employees, officers, directors, stockholders and beneficial owners of such holder of beneficial interest.

          10.16 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Borrower are made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but are made and intended for the purpose of binding only the Borrower and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other Facility Documents or the Owner Trust Documents (as defined in the Owner Trust Agreement).

          10.17 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments, as the Administrative Agent may require or deem advisable to carry into effect the purposes of this Agreement and the other Facility Documents or to better assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

          10.18 Payments Pursuant to the Series 1998-1 Class A Security Purchase Agreement. The Borrower acknowledges that any payment owing by MRI to the Borrower pursuant to Section 2.4 of the Series 1998-1 Class A Security Purchase Agreement shall be made directly to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2. The Administrative Agent shall in turn apply such funds to pay Facility Fees or interest in respect of the Loans, as applicable.

          10.19 Limitation on Certain Claims. Notwithstanding anything to the contrary herein, the Administrative Agent and the Lenders shall be deemed not to have a claim against the Borrower in a proceeding of the type described in Section 8(e) for any amounts payable hereunder (other than (a) Loans and (b) amounts falling within the parameters specified in Section 5.3(a)(ii)(A) or 5.3(b)(i) of the Collateral Trust Agreement, as applicable), except to the extent that amounts, if any, are available therefor pursuant to the other relevant provisions of the Collateral Trust Agreement. Nothing in this Section 10.19 shall be deemed to modify any provision of this Agreement setting forth the respective due dates for the amounts payable hereunder, including, without limitation, for the purposes of Sections 2.13 and 8.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         METRIS OWNER TRUST

                         By:  WILMINGTON TRUST COMPANY, not in
                              its individual capacity but solely
                              as Owner Trustee

                              By:
                                 Title:


                         THE CHASE MANHATTAN BANK, as
                         Administrative Agent


                         By:

                            Title:
                                                       SCHEDULE I

                          Commitments


TOTAL                                                $300,000,000

                                                   EXECUTION COPY







                   3-YEAR LIQUIDITY AGREEMENT



                             among



                      METRIS OWNER TRUST,

                           as Borrower



                The Several Lenders Party Hereto



                              and


                   THE CHASE MANHATTAN BANK,

                    as Administrative Agent



                   Dated as of July 30, 1998




                       TABLE OF CONTENTS
                                                             Page

SECTION 1.  DEFINITIONS                                         1
            1.1  Defined Terms                                  1
            1.2  Other Definitional Provisions                 14

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS          14
            2.1  Commitment                                    14
            2.2  Evidence of Indebtedness                      15
            2.3  Procedure for Revolving Loan Borrowings       16
            2.4  Non-Pro Rata Revolving Loans by Non-
            Extending Lenders                                  16
            2.5  Non-Pro Rata Reserve Account Loans by
            Downgraded Lenders                                 17
            2.6  Procedures for Non-Pro Rata Revolving Loans
            and Non-Pro Rata Reserve Account Loans             19
            2.7  Refunding Loans; Procedure for Refunding
            Loan Borrowings                                    20
            2.8  Additional Commitments                        21
            2.9  Facility Fees                                 21
            2.10  Termination or Reduction of Commitments      22
            2.11  Conversions and Continuations.               22
            2.12  Prepayments.                                 23
            2.13  Interest Rates and Payment Dates             23
            2.14  Computation of Facility Fees and Interest    24
            2.15  Pro Rata Treatment and Payments              24
            2.16  Inability to Determine Interest Rate         25
            2.17  Reserve Requirements; Change in
            Circumstances                                      26
            2.18  Change in Legality                           27
            2.19  Indemnity                                    28
            2.20  Taxes                                        28
            2.21  Proceeds; Application of Funds               30
            2.22  Extensions of Expiration Date and Expiry
            Dates                                              31
            2.23  Replacement of a Lender                      32

SECTION 3.  ISSUANCE OF COMMERCIAL PAPER                       32

SECTION 4.  REPRESENTATIONS AND WARRANTIES                     33
            4.1  Trust Existence; Compliance With Law          33
            4.2  Power; Authorization; Enforceable
            Obligations                                        34
            4.3  No Legal Bar                                  34
            4.4  No Material Litigation                        34
            4.5  No Default                                    34
            4.6  Security Interest                             34
            4.7  Taxes                                         34
            4.8  Federal Regulations                           35
            4.9  ERISA                                         35
            4.10  Securities Laws                              35
            4.11  Ownership of Securities, etc                 35
            4.12  Collateral Trust Agreement                   35
            4.13  Financial Condition of the Borrower          35

SECTION 5.  CONDITIONS PRECEDENT                               35
            5.1  Conditions to Effectiveness                   35
            5.2  Conditions Precedent to Each Credit
            Utilization                                        37
            5.3  Conditions Precedent to Making of Each
            Refunding Loan, Non-Pro Rata Revolving Loan        39

SECTION 6.  AFFIRMATIVE COVENANTS                              39
            6.1  Financial Statements                          39
            6.2  Certificates; Other Information               40
            6.3  Maintenance of Existence; Governmental
            Obligations; Compliance with Contractual
            Obligations, Requirements of Law                   40
            6.4  Inspection of Property; Books and Records;
            Discussions                                        40
            6.5  Notices                                       41

SECTION 7.  NEGATIVE COVENANTS                                 41
            7.1  Limitation on Activities of the Borrower      41
            7.2  Limitation on Indebtedness, Guarantees        41
            7.3  Limitation on Liens                           42
            7.4  Limitation on Investments, Loans and
            Advances                                           42
            7.5  Limitation on Fundamental Changes and Sale
            of Assets                                          42
            7.6  Limitation on Payments, Capital
            Expenditures                                       42
            7.7  Other Agreements                              42
            7.8  Commercial Paper Notes                        43
            7.9  Amendment of Organizational Certificate       43
            7.10  Series 1998-1 Class A Security               43

SECTION 8.  EVENTS OF DEFAULT                                  44

SECTION 9.  THE ADMINISTRATIVE AGENT                           47
            9.1  Appointment                                   47
            9.2  Delegation of Duties                          47
            9.3  Exculpatory Provisions                        47
            9.4  Reliance by Agent                             48
            9.5  Notice of Default                             48
            9.6  Non-Reliance on Agent and Other Lenders       48
            9.7  Indemnification                               49
            9.8  Administrative
            Agent in Its Individual Capacity                   49
            9.9  Successor Administrative Agent                49
            9.10  Administrative Agent's Fee                   49

SECTION 10.  MISCELLANEOUS                                     50
            10.1  Amendments and Waivers                       50
            10.2  Notices                                      50
            10.3  No Waiver; Cumulative Remedies               51
            10.4  Survival of Representations and Warranties   51
            10.5  Payment of Expenses and Taxes                51
            10.6  Successors and Assigns; Participation        52
            10.7  Adjustments                                  54
            10.8  Counterparts                                 54
            10.9  Severability                                 54
            10.10  GOVERNING LAW                               54
            10.11  Acknowledgements                            54
            10.13  WAIVERS OF JURY TRIAL                       55
            10.14  No Bankruptcy Petition                      55
            10.15  Limited Recourse                            55
            10.16  Limitation of Liability                     56
            10.17  Further Assurances                          56
            10.18  Payments Pursuant to the Series 1998-1
            Class A Security Purchase Agreement                56
            10.19  Limitation on Certain Claims                56

SCHEDULE

Schedule I  Commitments

EXHIBITS

Exhibit A   Form of Assignment and Acceptance
Exhibit B   Addendum
Exhibit C   Administration Agreement
Exhibit D   Collateral Trust Agreement
Exhibit E   Depositary Agreement
Exhibit F   Forms of Opinion of General Counsel of Metris
Companies Inc.
Exhibit G   Forms of Opinions of Counsel to the Trustees
Exhibit H   Form of Certificate of Lenders
Exhibit I   Form of Note